UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CenterPoint Energy, Inc.

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CenterPoint Energy, Inc.

Notice of Annual Meeting of Shareholders

to be held on April 23, 2009

and Proxy Statement

Notice of Annual Meeting of Shareholders

Dear Shareholder:

You are cordially invited to attend the 2009 annual meeting of shareholders of CenterPoint Energy, Inc. This is your notice for the meeting.

TIME AND DATE	9:00 a.m. Central Time on Thursday, April 23, 2009

PLACE	The auditorium at 1111 Louisiana, Houston, Texas

ITEMS OF BUSINESS

•       elect the six Directors named in the Proxy Statement for one-year terms;

•       ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2009;

•       consider and vote upon a proposal to adopt a long term incentive plan; and

•       conduct other business if properly raised.

RECORD DATE	Shareholders of record at the close of business on February 23, 2009 are entitled to vote.

PROXY VOTING	Each share entitles the holder to one vote. You may vote either by attending the meeting or by proxy. For specific voting information, please see “Voting Information” beginning on page 1 of the Proxy Statement that follows. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.

Sincerely,

Scott E. Rozzell

Executive Vice President,

General Counsel and

Corporate Secretary

Dated and first mailed

to shareholders

on March 13, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual

Shareholder Meeting to be Held April 23, 2009

The proxy statement and annual report to shareholders are available at: ww3.ics.adp.com/streetlink/cnp

CENTERPOINT ENERGY, INC.

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

For deliveries by U.S. Postal Service:

P.O. Box 4567

Houston, Texas 77210-4567

Proxy Statement

Voting Information

Who may vote?	Shareholders recorded in our stock register on February 23, 2009 may vote at the meeting. As of that date, there were 347,808,014 shares of our common stock outstanding.

How many votes do I have?	You have one vote for each share of our common stock you owned as of the record date for the meeting.

How do I vote?	Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card. You may vote for or against each director and each of the other proposals or abstain from voting. If you give us your proxy but do not specify how to vote, we will vote your shares in accordance with the Board’s recommendations.

What are the Board’s recommendations?	The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board and, with respect to the ratification of the independent auditors, the Audit Committee, recommends a vote as follows:

•	FOR election of the six directors named in the Proxy Statement to hold office until the 2010 annual meeting of shareholders;

•	FOR approval of the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2009.

If any other matters properly come before the annual meeting, we will vote the shares in accordance with our best judgment and discretion, unless you mark the proxy card to withhold that authority.

What if I change my mind after I have voted?	You may revoke your proxy before it is voted by submitting a new proxy card with a later date, by voting in person at the meeting, or by giving written notice to Mr. Scott E. Rozzell, Corporate Secretary, at CenterPoint Energy’s address shown above.

Do I need a ticket to attend the meeting?	Proof of identification and proof of ownership of our common stock are needed for you to be admitted to the meeting. If you plan to attend the meeting and your shares are held by banks, brokers, stock plans or other holders of record (in “street name”), you will need to provide proof of ownership. Examples of proof of ownership include a recent brokerage statement or letter from your broker or bank.

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the shares of common stock outstanding as of the record date must be represented at the meeting, either by proxy or in person. Shares of common stock owned by CenterPoint Energy are not voted and do not count for this purpose.

What vote is required to approve each of the proposals?	Under our bylaws, directors are elected by a majority of the votes cast at the meeting. This means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will be ignored. Broker non-votes occur when a broker returns a proxy but does not have authority to vote or does not vote on a particular proposal. For additional information on the election of directors, see “Board Organization and Committees; Other Governance Provisions—Majority Voting in Director Elections.”

Approval of the proposal to adopt the long term incentive plan and ratification of the appointment of independent auditors requires the favorable vote of a majority of the shares of common stock voted for or against the matter. In addition, approval of the long term incentive plan requires that the total votes cast on the matter exceed 50% of the shares of common stock outstanding and entitled to vote.

Abstentions and broker non-votes do not affect the outcome of the vote on the proposal to adopt the long term incentive plan (as long as the total votes cast on the matter exceed 50% of the shares of common stock outstanding and entitled to vote) or ratification of the appointment of independent auditors.

ELECTION OF DIRECTORS (ITEM 1)

Information About Directors	In 2008, our Articles of Incorporation were amended to phase out of the classified structure of our Board of Directors. Pursuant to that amendment, at each annual meeting of shareholders beginning in 2009, new directors and directors whose terms are expiring are elected to serve for one year terms. Directors who were elected to longer terms prior to the 2009 annual meeting will serve until the end of those terms. The term of office of the directors in Class I expires at this year’s meeting. The terms of office of the Class II and Class III directors will expire in 2010 and 2011, respectively.

The directors to be elected at this meeting will be elected to a one-year term expiring at the annual meeting in 2010.

If any nominee becomes unavailable for election, your Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

Unless otherwise indicated or the context otherwise requires, when we refer to periods prior to September 1, 2002, CenterPoint Energy should be understood to mean or include the public companies that were its predecessors.

Under our bylaws, a director must step down from the Board at the annual meeting occurring in the year in which he or she reaches age 73, unless the Board determines that the member has special skill, experience or distinction having value to CenterPoint Energy and not readily available or transferable. In February 2009, the Board made such a determination as to current directors Thomas F. Madison, Chairman of our Compensation Committee, which will allow him to complete his current term, and Michael E. Shannon, Chairman of our Audit Committee, who has agreed to stand for re-election for a one-year term.

Nominees for Directors—Term Expiring 2010	At the meeting, six directors are to be elected to each serve a one-year term expiring on the date of the annual meeting of shareholders to be held in 2010. Information about each of the nominees is set forth below.

Derrill Cody, age 70, has been a director since 2003. Mr. Cody is currently of counsel to the law firm of Tomlinson & O’Connell in Oklahoma City, Oklahoma since December 2005. Prior to that, he was of counsel to the law firm of McKinney & Stringer, P.C. in Oklahoma City, Oklahoma from 1990. From 2005 to 2007, Mr. Cody served as a director of DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, LP. He also previously served as Executive Vice President of Texas Eastern Corporation and as Chief Executive Officer of Texas Eastern Gas Pipeline Company from 1987 to 1990.

Michael P. Johnson, age 61, has been a director since July 2008. Mr. Johnson is President and Chief Executive Officer of J&A Group, LLC, a management and business consulting company. He served from 2002 until his retirement in March 2008 as senior vice president and chief administrative officer of The Williams Companies, Inc., a publicly held natural gas producer, processor and transporter. He is currently a director of Patriot Coal Corporation, Buffalo Wild Wings, Inc. and QuikTrip Corporation. He also serves on the Oklahoma Advisory Board of Health Care Service Corporation and on the boards of several charitable organizations and foundations, including the Tiger Woods Foundation.

David M. McClanahan, age 59, has served as a director and as President and Chief Executive Officer of CenterPoint Energy since 2002. He served as Vice Chairman of our predecessor company from

October 2000 to September 2002 and as President and Chief Operating Officer of its Delivery Group from 1999 to September 2002. Previously, he served as President and Chief Operating Officer of our predecessor company’s Houston Lighting & Power Company division from 1997 to 1999. He has served in various executive officer capacities with us since 1986. He currently serves on the boards of the Edison Electric Institute and the American Gas Association.

Robert T. O’Connell, age 70, has been a director since 2004. Mr. O’Connell is a business consultant focusing on strategic and business development matters. He has been a director of Gulfmark Offshore, Inc. since 2006. Residing in Boston, Massachusetts, he has been a Governor-appointed member of the Boston Finance Commission since 2003. From 1997 to 2003, he served as a director of RWD Technologies, Inc. and as its Senior Vice President from August 1997 to July 2001 and its Chief Financial Officer from August 2000 to June 2001. Mr. O’Connell served as Senior Vice President and Chief Staff Officer of EMC Corporation from 1995 to 1997. Between 1965 and 1994, Mr. O’Connell held several positions in General Motors Corporation, including Chief Financial Officer of General Motors Corporation from 1988 to 1992 and Chairman and Chief Executive Officer of General Motors Acceptance Corporation from 1992 to 1994.

Susan O. Rheney, age 49, has been a director since July 2008. Ms. Rheney is a private investor. Since 2002, she has served as a director of Genesis Energy, Inc., the general partner of Genesis Energy, LP, a publicly traded limited partnership. From 2003 to 2005, she was a director of Cenveo, Inc. and served as chairman of the board from January to August 2005. She also served until 2001 as a principal with The Sterling Group, a private financial and investment organization.

Michael E. Shannon, age 72, has been a director since 2003. He has been President of MEShannon & Associates, Inc., a private firm specializing in corporate financial advisory services and investments, since 2000. He served as Chairman of the Board and Chief Financial and Administrative Officer of Ecolab, Inc. (a specialty chemical company) from 1996 until his retirement in January 2000. Prior to that, he held senior management positions with Ecolab, Inc., Republic Steel Corporation and Gulf Oil Corp. Mr. Shannon is a director of NACCO Industries, Inc. He previously served as a director of Apogee Enterprises, Inc. from 1998 to 2007 and The Clorox Company from 2001 to 2007. In February 2009, the Board waived for Mr. Shannon the mandatory retirement age under our bylaws to allow him to stand for re-election for a one-year term.

Your Board of Directors recommends a vote FOR each of the nominees.

Information about each of the continuing directors is set forth below.

Continuing Class II Directors—Term Expiring 2010	Donald R. Campbell, age 68, has been a director since 2005. Prior to his retirement in September 2000, he was the Chief Financial Officer of Sanders Morris Harris Group, Inc., a NASDAQ-listed regional investment banking firm. He served on the board of directors of Sanders Morris Harris until May 2004. He previously served as Vice Chairman of the board of directors and Chief Financial Officer of Pinnacle Global Group. Mr. Campbell also previously served as a director of Texas Genco Holdings, Inc. and as the chairman of its audit committee, from March 2003 until December 2004.

Milton Carroll, age 58, has been a director since 1992 and Chairman since September 2002. Mr. Carroll is Chairman and founder of Instrument Products, Inc., an oil-tool manufacturing company in Houston, Texas. He also serves as Chairman of Healthcare Service Corporation and a director of Halliburton Company and Western Gas Holdings, LLC, general partner of Western Gas Partners, LP. From 2003 to 2007, he served as a director of a EGL, Inc.

Peter S. Wareing, age 57, has been a director since 2005. Mr. Wareing is a co-founder and partner of the private equity firm Wareing, Athon & Company and is involved in a variety of businesses. He is the Chairman of the Board of Gulf Coast Pre-Stress, Ltd. in Pass Christian, Mississippi, the Vice Chairman of the Board of Nordic Cold Storage, LLC, in Atlanta, Georgia and an officer and director of several other privately owned family entities. He also currently serves as a trustee of Texas Children’s Hospital in Houston.

Continuing Class III Directors—Term Expiring 2011	O. Holcombe Crosswell, age 68, has been a director since 1997 and was a director of NorAm Energy Corp. and the predecessor of a division of that company from 1986 until we acquired that company in 1997. Mr. Crosswell is President of Griggs Corporation, a real estate and investment company in Houston, Texas.

Janiece M. Longoria, age 56, has been a director since 2005. Ms. Longoria is a partner in the law firm of Ogden, Gibson, Broocks & Longoria, L.L.P. in Houston, Texas and has a concentration of experience in commercial and securities-related litigation and regulatory matters. She has served as a commissioner of the Port of Houston Authority since 2002 and as a member of the University of Texas System Board of Regents since February 2008. She previously served as the treasurer and a director of the Houston Convention Center Hotel Corporation from 1999 to 2004.

Thomas F. Madison, age 73, has been a director since 2003. He has served as President and Chief Executive Officer of MLM Partners, a small business consulting and investments company in Minneapolis, since 1993. He previously served as President of US West Communications-Markets until December 1992. He later served as Vice Chairman of Minnesota Mutual Life Insurance Company until September 1994, Chairman of Communication Holdings, Inc. until March 1999, and as an advisory director of one of our natural gas distribution units. He is currently a director of Valmont Industries,

Inc., Delaware Group of Funds, Digital River, Inc., and Rimage Corporation. In February 2009, the Board waived for Mr. Madison the mandatory retirement age under our bylaws to allow him to complete his current term.

Sherman M. Wolff, age 68, has been a director since 2007. Prior to his retirement in 2006, he served as executive vice president and chief operating officer of Health Care Service Corporation, which provides health and life insurance products and related services as Blue Cross Blue Shield of Texas, Illinois, New Mexico and Oklahoma. He held various positions with that company from 1991 until his retirement. He currently serves as director of Fort Dearborn Life Insurance Company, a subsidiary of Health Care Service Corporation. He previously served as a director of EGL, Inc. from 2006 to 2007.

Board Organization and Committees; Other Governance Provisions	Your Board of Directors oversees the management of the business and affairs of our company. The Board appoints committees to help carry out its duties. Last year, the Board met eight times and the committees met a total of 23 times. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he or she served. Mr. McClanahan does not serve on any committees. The following table sets forth the committees of the Board and their members as of the date of this proxy statement, as well as the number of meetings each committee held during 2008:

Director	Audit Committee	Compensation Committee	Finance Committee	Governance Committee	Strategic Planning Committee
Donald R. Campbell	—	—		—
Milton Carroll				+	—
Derrill Cody		—		—	+
O. Holcombe Crosswell				—	—
Michael P. Johnson		—		—
Janiece M. Longoria	—		—		—
Thomas F. Madison		+		—
Robert T. O’Connell	—		+
Susan O. Rheney	—		—
Michael E. Shannon	+		—		—
Peter S. Wareing		—	—		—
Sherman M. Wolff	—	—	—
Number of Meetings Held in 2008	6	4	6	5	2

(+)	Denotes Chair.

Audit Committee

The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for the integrity of our financial statements, the qualifications, independence and performance of our independent auditors, the performance of our internal audit function, compliance with legal and regulatory requirements and our systems of disclosure controls and internal controls. The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent auditors and to approve all audit engagement fees and terms. The Audit Committee’s report is on page 53.

The Board of Directors has determined that Mr. Shannon is an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission.

Compensation Committee	The primary responsibilities of the Compensation Committee are to oversee compensation for our senior officers, including salary and short term and long term incentive awards, administer incentive compensation plans, evaluate Chief Executive Officer performance and review management succession planning and development. For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 20 and for the report of the Compensation Committee concerning the Compensation Discussion and Analysis, see “Report of the Compensation Committee” on page 52.

Finance Committee	The primary responsibilities of the Finance Committee are to assist the Board in fulfilling its oversight responsibility with respect to the financial affairs of CenterPoint Energy and its subsidiaries. The Finance Committee reviews our financial objectives and policies, financing strategy and requirements, capital structure, and liquidity and related financial risk. The Finance Committee also reviews and makes recommendations to the Board regarding our dividend policy and actions, approves specific debt and equity offerings and other capital transactions within limits set by the Board, and reviews the capital structure, financing plans and credit exposures of our major subsidiaries.

Governance Committee	The primary responsibilities of the Governance Committee are to identify, evaluate and recommend, for the approval of the entire Board of Directors, potential nominees for election to the Board; recommend membership on standing committees of the Board; address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons”; oversee annual evaluations of the Board and management; review and recommend fee levels and other elements of compensation for non-employee directors; evaluate whether to accept a conditional resignation of an incumbent director who does not receive a majority vote in favor of election in an uncontested election; and establish, periodically review and recommend to the Board any changes to our Corporate Governance Guidelines. For information concerning policies and procedures relating to the consideration and determination of compensation of our directors, including the role of the Governance Committee, see “Compensation of Directors” beginning on page 12.

Strategic Planning Committee	The primary responsibilities of the Strategic Planning Committee are to assist the Board in fulfilling its responsibilities to develop, approve and monitor the Company’s strategies and strategic plan.

Director Independence	The Board of Directors determined that Messrs. Campbell, Carroll, Cody, Crosswell, Johnson, Madison, O’Connell, Shannon, Wareing and Wolff and Mses. Longoria and Rheney are independent, within the meaning of the listing standards for general independence of the New York Stock Exchange. Under the listing standards, a majority of our directors must be independent, and the Audit, Compensation and Governance Committees are each required to be composed solely of independent directors. The standards for audit committee membership include additional requirements under rules of the Securities and Exchange Commission. The Board has determined that all of the members of these three committees meet the applicable independence requirements. The listing standards relating to general independence consist of both a requirement for a board determination that the director has no material relationship with the listed company and a listing of several specific relationships that preclude independence. To assist it in making determinations of independence, the Board has adopted categorical standards as permitted under the listing standards. Although the Board considers all relevant facts and circumstances in assessing whether a director is independent, relationships falling within the categorical standards are not required to be disclosed or separately discussed in the proxy statement in connection with the Board’s independence determinations.

The categorical standards cover two types of relationships. The first type involves relationships of the kind addressed in either

•	the rules of the Securities and Exchange Commission requiring proxy statement disclosure of relationships and transactions or

•	the New York Stock Exchange listing standards specifying relationships that preclude a determination of independence.

For those relationships, the categorical standards are met if the relationship neither requires disclosure nor precludes a determination of independence under either set of rules.

The second type of relationship is one involving charitable contributions by CenterPoint Energy to an organization in which a director is an executive officer. In that situation, the categorical standards are met if the contributions do not exceed the greater of $1 million or 2% of CenterPoint Energy’s gross revenue in any of the last three years.

In connection with its determination as to the independence of Mr. Carroll, the Board has considered that Mr. Carroll receives additional director compensation for serving as non-executive Chairman of the Board. This position involves a substantial commitment of time over and above regular service as a Board member and member of committees of the Board. The Board also considered a relationship in which a company on whose board

Mr. Carroll serves as a non-employee director and non-executive chairman provides services to CenterPoint Energy. Mr. Carroll had no role in initiating the relationship with this service provider. Because the business relationship is of a nature and magnitude not requiring proxy statement disclosure under Securities and Exchange Commission rules, it falls within the categorical standards described above. The Board has concluded that these circumstances and relationships do not adversely affect Mr. Carroll’s ability and willingness to act in the best interests of CenterPoint Energy and its shareholders or otherwise compromise his independence. The Board also concluded that other relationships of the directors that it determined are independent fall within the categorical standards described above.

Majority Voting in Director Elections	Our amended and restated bylaws include a majority voting standard in uncontested director elections. This standard applies to the election of directors at this meeting. To be elected, a nominee must receive more votes cast “for” that nominee’s election than votes cast “against” that nominee’s election. In contested elections, the voting standard will be a plurality of votes cast. Under our bylaws, contested elections occur where, as of a date that is 14 days in advance of the date we file our definitive proxy statement with the SEC (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of directors to be elected.

Our Corporate Governance Guidelines include director resignation procedures. In brief, these procedures provide that:

•

Incumbent director nominees must submit irrevocable resignations that become effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next meeting of shareholders at which such nominee faces re-election and (2) the Board accepts such resignation;

•	Each director candidate who is not an incumbent director must agree to submit such an irrevocable resignation upon election or appointment as a director;

•	Upon the failure of any nominee to receive the required vote, the Governance Committee makes a recommendation to the Board on whether to accept or reject the resignation;

•	The Board takes action with respect to the resignation and publicly discloses its decision and the reasons therefor within 90 days from the date of the certification of the election results; and

•

The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

Our amended and restated bylaws and our Corporate Governance Guidelines can be found on our website at www.centerpointenergy.com.

Director Nomination Process	In assessing the qualifications of candidates for nomination as director, the Governance Committee and the Board consider, in addition to qualifications set forth in our bylaws, each potential nominee’s

•	personal and professional integrity, experience, reputation and skills;

•	ability and willingness to devote the time and effort necessary to be an effective board member; and

•	commitment to act in the best interests of CenterPoint Energy and its shareholders.

Consideration is also given to the requirements under the listing standards of the New York Stock Exchange for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations. In addition, the Governance Committee and the Board take into account the need for a range among the directors of business experience, diversity, professional skills, geographic representation and other qualities they consider important in light of our business plan.

Mr. Johnson and Ms. Rheney were appointed as directors by the Board in July 2008. Mr. Johnson’s nomination was initially recommended by the Chairman, and Ms. Rheney was identified by an executive search firm retained by the Governance Committee for the purpose of identifying director candidates. The members of the Governance Committee interviewed Mr. Johnson and Ms. Rheney, evaluated their respective backgrounds and qualifications and unanimously recommended to the Board that they be nominated for election.

Suggestions for potential nominees for director can come to the Governance Committee from a number of sources, including incumbent directors, officers, executive search firms and others. If an executive search firm is engaged for this purpose, the Governance Committee has sole authority with respect to the engagement. The Governance Committee will consider director candidates recommended by shareholders. The extent to which the Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Committee’s discretion. The Governance Committee and the Board evaluate the desirability for incumbent directors to continue on the Board following the expiration of their respective terms, taking into account their contributions as Board members and the benefit that results from increasing insight and experience developed over a period of time.

Shareholders may submit the names and other information regarding individuals they wish to be considered for nomination as directors by writing to the Corporate Secretary at the address indicated on the first page of this proxy statement. In order to be considered for nomination by the Board of Directors, submissions of potential nominees should be made no later than November 15 in the year prior to the meeting at which the election is to occur.

Executive Sessions of the Board	Our Corporate Governance Guidelines provide that the members of the Board of Directors who are not officers of CenterPoint Energy will hold regular executive sessions without management participation. If at any time the non-management directors include one or more directors who do not meet the listing standards of the New York Stock Exchange for general independence, the Board must hold an executive session at least once each year including only the non-management directors who are also independent. An executive session is currently scheduled in conjunction with each regular meeting of the Board of Directors. Currently, the Chairman of the Board (Mr. Carroll) presides at these sessions.

Shareholder Communications with Directors	Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on the first page of this proxy statement. Aside from this procedure for communications with the non-management directors, the entire Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

Attendance at Meetings of Shareholders	Directors are expected to attend annual meetings of shareholders. All directors attended the 2008 annual meeting.

Code of Ethics and Ethics and Compliance Code	We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, consisting of our Chief Financial Officer, Chief Accounting Officer, Treasurer and Controller. We will post information regarding any amendments to, or waivers of, the provisions of this code applicable to these officers at the website location referred to below under “Website Availability of Documents.”

We also have an Ethics and Compliance Code applicable to directors, officers and employees. This code addresses, among other things, the requirements for a code of business conduct and ethics required under New York Stock Exchange listing standards. Any waivers of this code for executive officers or directors may be made only by the Board of Directors or a committee of the Board and must be promptly disclosed to shareholders. In 2008, no waivers of our Code of Ethics or our Ethics and Compliance Code were granted.

The Governance Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons” under the applicable disclosure rules of the Securities and Exchange Commission.

Website Availability of Documents	CenterPoint Energy’s Annual Report on Form 10-K, Corporate Governance Guidelines, the charters of the Audit Committee, Finance Committee, Compensation Committee, Governance Committee, and Strategic Planning Committee, the Code of Ethics and the Ethics and Compliance Code can be found on our website at www.centerpointenergy.com. Unless specifically stated herein, documents and information on our website are not incorporated by reference herein.

Any shareholder may request a printed copy of any of these documents from us free of charge by writing to CenterPoint Energy, Inc., Attn: Investor Relations, P.O. Box 4567, Houston, Texas 77210-4567.

Compensation of Directors	The Governance Committee of the Board oversees fee levels and other elements of compensation for CenterPoint Energy’s non-employee directors, including the company’s non-executive Chairman of the Board. The Governance Committee retained Frederic W. Cook & Co., Inc. in 2008 to make an updated assessment of director compensation levels.

Directors receive a cash retainer and fees for attending meetings of the Board of Directors and each of its committees and are eligible to receive annual grants of our common stock under the Stock Plan for Outside Directors. Participation in a plan providing split-dollar life insurance coverage has been discontinued for directors commencing service after 2000. Certain directors who commenced service prior to 2004 also participated in a plan providing compensation after termination of service as a director. No new benefit accruals will be provided under this plan effective December 31, 2008.

Retainer and Meeting Fees	In 2008, each non-employee director received an annual retainer of $50,000. The current level of the cash retainer paid to directors was set in June 2004. Fees for attending meetings of the Board and each of its committees are set at $2,000 per meeting. In 2008, the supplemental retainers received by the Chairmen of the Audit Committee and Compensation Committee were increased to $15,000 and $10,000, respectively. The Chairmen of each of the Finance, Governance and Strategic Planning committees receive a supplemental annual retainer of $5,000 for service as committee chairman. Fees earned or paid in 2008 are set forth in the Fees Earned or Paid in Cash column of the Director Compensation Table on page 16.

Chairman’s Supplemental Retainer and Special Stock Awards	Mr. Carroll receives the compensation payable to other non-employee directors and a supplemental monthly retainer of $30,000 for serving as the non-executive Chairman of the Board. Mr. Carroll’s supplemental monthly retainer was last adjusted in October 2004. This position involves a substantial commitment of time over and above regular service as a Board member and member of committees of the Board. In addition, in connection with his agreement in 2007 to continue to serve in the position of Chairman through May 2010, Mr. Carroll received 25,000 shares of CenterPoint Energy common stock in May 2007 and 2008 and will receive another 25,000 shares of common stock, or the cash equivalent thereof, in May 2009 if he continues to serve as non-executive Chairman of the Board. In conjunction with his duties as non-executive Chairman of the Board, we also provide Mr. Carroll office space and administrative assistant services.

Stock Plan for Outside Directors	Under the Stock Plan for Outside Directors, each non-employee director may be granted an annual stock award of up to 5,000 shares of CenterPoint Energy common stock. The number of shares of common stock granted to non-employee directors is set by the Board annually. Each non-employee director serving as of May 1, 2008 received an award of 4,000 shares of common stock. Grants made under this plan vest in one-third increments on the first, second and third anniversaries of the grant date. Those shares fully vest in the event of the director’s death or upon a change in control (defined in substantially the same manner as in the change in control agreements for certain officers described in “Potential Payments Upon Change in Control or Termination” beginning on page 46). Upon vesting of the shares, each director receives, in addition to the shares, a cash payment equal to the amount of dividend equivalents earned since the date of grant. If a director’s service on the Board is terminated for any reason other than death or a change in control, the director forfeits all rights to the unvested portion of the outstanding grants as of the termination date. If the director is 70 years of age or older when he or she ceases to serve on the Board of Directors, the director’s termination date is deemed to be December 31st of the year in which he or she leaves the Board. In addition to the annual grant, a non-employee director may receive a one-time grant of up to 5,000 shares of common stock upon commencing service as a director, subject to the same vesting schedule described above. No awards have been made under the provision allowing one-time initial grants. The aggregate number of outstanding unvested stock awards is set forth in footnote (2) to the Director Compensation Table.

Deferred Compensation Plan

We maintain a deferred compensation plan that permits directors to elect each year to defer all or part of their annual retainer, supplemental annual retainer for committee chairmanship and meeting fees. The supplemental monthly retainer for service as Chairman of the Board is not eligible for deferral under this plan. Interest accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent. Directors participating in this plan may elect at the time of deferral to receive distributions of their deferred compensation and interest in three ways:

•	an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain age 70;

•	a lump sum distribution payable in the year after they reach age 70 or upon leaving the Board of Directors, whichever is later; or

•	15 annual installments beginning on the first of the month coincident with or next following age 70 or upon leaving the Board of Directors, whichever is later.

The deferred compensation plan is a nonqualified, unfunded plan, and the directors are general, unsecured creditors of CenterPoint Energy. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the plan. Refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” on page 50 for funding of the deferred compensation plan upon a change in control.

The amounts deferred by directors in 2008 are set forth in footnote (1) to the Director Compensation Table. The above market earnings are reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Director Compensation Table.

Outside Director Benefits Plan	Non-employee directors elected to the Board before 2004 participated in our outside director benefits plan. Participating directors accrued a cash amount equal to the annual retainer (excluding any supplemental retainer) in effect when the director terminates service multiplied by the number of full years of service of the director. A full year of service means completion of service as a non-employee director from one annual meeting of shareholders to the following annual meeting of shareholders. Directors elected prior to January 1, 2004, which include Messrs. Carroll, Cody, Crosswell, Madison and Shannon, participated in this plan. Payments under this plan begin the January following the later of the director’s termination of service or attainment of age 65 and may be spread over a period of time as selected by each director. In accordance with the transition rules under Section 409A of the Internal Revenue Code, the Board amended the plan to freeze future benefit accruals under the plan effective December 31, 2008 and to provide commencement of payments as of February 1, 2009. Each active director who participates in this plan was given the opportunity to make a one-time irrevocable election by December 31, 2008 as to the payment form. Each active director elected a lump sum payment; therefore, all accrued benefits under the plan were paid on February 1, 2009. The benefit accrued by directors in 2008 is set forth in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Director Compensation Table.

Executive Life Insurance Plan	Non-employee directors who were elected to the Board before 2001 (Messrs. Carroll and Crosswell) participate in an executive life insurance plan. This plan provides endorsement split-dollar life insurance with a death benefit equal to six times the director’s annual retainer, excluding any supplemental retainer, with coverage continuing after the director’s retirement from the Board. Due to limits on the increases in the death benefit under this plan, the death benefit for the current eligible directors remains at $180,000. The annual premiums on the policies are payable solely by CenterPoint Energy, and in accordance with the Internal Revenue Code, the directors must recognize imputed income based upon the insurer’s one-year term rates. The director is also provided a tax gross-up payment for all taxes due on the imputed income associated with the policy value so that coverage is provided at no cost to the director. The applicable amounts are set forth in footnote (5) to the All Other Compensation column of the Director Compensation Table. Upon the death of the insured, the director’s beneficiaries will receive the specified death benefit, and we will receive any balance of the insurance proceeds.

Director Compensation Table

The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for 2008 as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the Compensation of Directors discussion immediately preceding this table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Donald R. Campbell	96,000	57,942	-	-	-	-	153,942
Milton Carroll	449,000	345,408	-	-	247,724	3,814	1,045,946
Derrill Cody	89,750	57,942	-	-	106,404	-	254,096
O. Holcombe Crosswell	84,000	57,942	-	-	258,738	8,074	408,754
Michael P. Johnson	41,000	-	-	-	-	-	41,000
Janiece M. Longoria	96,000	57,942	-	-	6,219	-	160,161
Thomas F. Madison	92,750	57,942	-	-	96,077	-	246,769
Robert T. O’Connell	95,000	57,942	-	-	-	-	152,942
Susan O. Rheney	47,000	-	-	-	-	-	47,000
Michael E. Shannon	109,750	57,942	-	-	106,404	-	274,096
Peter S. Wareing	92,000	57,942	-	-	6,021	-	155,963
Sherman M. Wolff	100,000	13,958	-	-	3,145	-	117,103

(1)	Includes annual retainer, supplemental retainer, Board meeting fees and Committee meeting fees for each director as more fully explained under “Compensation of Directors—Retainer and Meeting Fees” and “Compensation of Directors—Chairman’s Supplemental Retainer and Special Stock Awards” above.

Mr. Carroll’s supplemental retainer includes a supplemental monthly retainer of $30,000 for service as Chairman of the Board and a $5,000 supplemental annual retainer for serving as Chairman of the Governance Committee. Mr. Carroll elected to defer his annual retainer and his supplemental annual retainer for serving as Chairman of the Governance Committee during 2008.

Messrs. Cody, Madison, O’Connell and Shannon each received a supplemental annual retainer for serving as Chairman of the Strategic Planning, Compensation, Finance and Audit Committees, respectively. Messrs. Wareing and Wolff and Ms. Longoria elected to defer their meeting fees and annual retainer, and Mr. Crosswell elected to defer his annual retainer during 2008.

(2)	Amounts shown in the Stock Awards column represent amounts recognized during 2008 for financial reporting purposes under Statement of Financial Accounting Standards No. 123 (Revised 2004) (SFAS 123(R)). For information regarding the assumptions used in the valuation of our stock awards, refer to “Stock-Based Incentive Compensation Plans and Employee Benefit Plans” in Note 2(p) to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008, which is incorporated in this proxy statement by reference. For purposes of the table above, a forfeiture estimate related to the service-based vesting condition has not been included. In May 2008, we issued Mr. Carroll 25,000 shares of CenterPoint Energy common stock pursuant to his May 2007 agreement with us. The value of the shares at issuance was based on the closing price of our common stock on the New York Stock Exchange Composite Tape of $16.94 on May 30, 2008.

Upon the recommendation of the Governance Committee, the Board granted each non-employee director 4,000 shares of common stock on May 1, 2008 under our Stock Plan for Outside Directors. The grant date fair value of the awards based on the average of the high and low market price of our common stock on the New York Stock Exchange Composite Tape was $15.595. At December 31, 2008, each of our non-employee directors had 7,666 unvested stock awards, except for (i) Mr. Wolff who had 4,000 unvested stock awards and (ii) Ms. Rheney and Mr. Johnson who had no unvested stock awards.

(3)	The Board does not grant stock options or non-equity incentive plan compensation to non-employee directors.

(4)	Outside director benefits plan. The calculation of the change in actuarial present value of the accrued benefit under the outside director benefits plan used discount rates of 6.9% as of December 31, 2008 and 6.40% as of December 31, 2007. The calculation does not assume any increase in the annual retainer and assumes the benefit commences in February 2009. The following table also sets forth the number of years of service credited and payments paid in February 2009 for each director in the plan:

Name	Change in Actuarial Present Value ($)	Years of Service Through 2008(a)	Present Value of Accrued Benefit as of December 31, 2008 ($)	Payments During 2009(a) ($)
Carroll	229,126	17	453,885	456,631
Cody	106,404	6	267,757	269,377
Crosswell	230,964	23	733,499	737,936
Madison	96,077	6	267,757	269,377
Shannon	106,404	6	267,757	269,377

(a)	In conjunction with the decision to freeze the director benefits plan, each director was granted a full year of service from the 2008 annual meeting of shareholders, as all participating directors will remain until the 2009 annual meeting of shareholders. In addition, Mr. Crosswell’s service includes service on the board of directors of NorAm Energy Corp., which we acquired in 1997. The Board also amended the plan to provide commencement of benefit payments as of February 1, 2009. Each active director elected a lump sum payment of his benefit actuarially adjusted based on an interest rate of 4.52%. All accrued benefits under the plan were paid in February 2009.

Deferred compensation plan. In 2008, Messrs. Carroll, Crosswell, Wareing and Wolff and Ms. Longoria accrued above-market earnings on their deferred compensation account balances of $18,598, $27,774, $6,021, $3,145 and $6,219, respectively.

(5)	The following table sets forth the premium paid by CenterPoint Energy and the tax gross-up payments made to our directors who participated in the executive life insurance plan in 2008:

Director Compensation – All Other Compensation

Name	Split-Dollar Life Insurance Premium ($)	Paid Tax Gross-Up ($)	Total ($)
Carroll	3,526	288	3,814
Crosswell	7,348	726	8,074

Stock Ownership

The following table shows stock ownership of known beneficial owners of more than 5% of CenterPoint Energy’s common stock, each director, the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers, and the executive officers and directors as a group. Except as otherwise indicated, information for the executive officers and directors is given as of March 1, 2009. The directors and officers, individually and as a group, beneficially own less than 1% of CenterPoint Energy’s outstanding common stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act, and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

Name	Number of Shares of CenterPoint Energy Common Stock
Barrow, Hanley, Mewhinney & Strauss, Inc.	28,413,870	(1)
2200 Ross Avenue, 31st Floor Dallas, Texas 75201
Northern Trust Corporation	24,966,216	(2)
50 South LaSalle Street Chicago, Illinois 60675
Vanguard Windsor Funds—Vanguard Windsor II Fund	19,193,600	(3)
100 Vanguard Blvd. Malvern, Pennsylvania 19355
The Vanguard Group, Inc.	17,903,159	(4)
100 Vanguard Blvd. Malvern, Pennsylvania 19355
Donald R. Campbell	16,334
Milton Carroll	106,334	(5)
Derrill Cody	22,334
O. Holcombe Crosswell	20,429
C. Gregory Harper	-
Michael P. Johnson	3,200
Janiece M. Longoria	10,546
Thomas F. Madison	14,834
David M. McClanahan	1,140,920	(6)(7)
Robert T. O’Connell	11,334
Susan O. Rheney	2,000
Scott E. Rozzell	408,287	(6)(7)
Michael E. Shannon	14,334
Thomas R. Standish	298,616	(6)(7)(8)
Peter S. Wareing	76,334	(9)
Gary L. Whitlock	320,415	(6)(7)
Sherman M. Wolff	3,500	(10)
All executive officers and directors as a group (17 persons)	2,469,751

(1)	This information is as of December 31, 2008 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2009 by Barrow, Hanley, Mewhinney & Strauss, Inc. This represents 8.26% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 2,695,370 shares of common stock, shared voting power for 25,718,500 shares of common stock and sole dispositive power for 28,413,870 shares of common stock.

(2)

This information is as of December 31, 2008 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009 by Northern Trust Corporation and certain of its subsidiaries. This represents 7.25% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 1,297,848 shares of common stock, shared voting power for 23,649,704 shares of common stock, sole dispositive power for 3,009,921 shares of common stock and shared dispositive power for 486,536 shares of common stock. CenterPoint Energy understands that the shares reported include 21,352,777 shares of common stock held as trustee of CenterPoint Energy’s savings plan which provides for pass-through voting by plan participants.

(3)	This information is as of December 31, 2008 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2009 by Vanguard Windsor Funds—Vanguard Windsor II Fund. This represents 5.58% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole dispositive power for 19,193,600 shares of common stock.

(4)	This information is as of December 31, 2008 and is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009 by The Vanguard Fund, Inc. This represents 5.20% of the outstanding common stock of CenterPoint Energy. The Schedule 13G reports sole voting power of 385,176 shares of common stock and sole dispositive power for 17,903,159 shares of common stock.

(5)	Includes 101,334 shares held in brokerage margin accounts or pledged to secure loans.

(6)	Includes shares covered by CenterPoint Energy stock options that are exercisable within 60 days as follows: Mr. McClanahan, 647,114 shares; Mr. Rozzell, 230,669 shares; Mr. Standish, 170,555 shares; Mr. Whitlock, 178,919 shares; and the group, 1,227,257 shares. No stock options have been granted to Mr. Harper.

(7)	Includes shares of CenterPoint Energy common stock held under CenterPoint Energy’s savings plan, for which the participant has sole voting power (subject to such power being exercised by the plan’s trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).

(8)	Includes shares held by spouse.

(9)	Includes shares held in trust for benefit of spouse, as to which Mr. Wareing disclaims beneficial interest.

(10)	Includes 2,500 shares acquired subsequent to March 1, 2009.

Compensation Discussion and Analysis

The following compensation discussion and analysis contains information regarding measures applicable to performance-based compensation and targets and other achievement levels associated with these measures. CenterPoint Energy cautions investors not to regard this information, to the extent it may relate to future periods or dates, as forecasts, projections or other guidance. The reasons for this caution include the following: The information regarding performance objectives and associated achievement levels was formulated as of earlier dates and does not take into account subsequent developments. The objectives may include adjustments from, or otherwise may not be comparable to, financial and operating measures that are publicly disclosed and may be considered of significance to investors. Some achievement levels, such as those relating to incentives for superior performance, may be based on assumptions that differ from actual results.

Objective and Design of Executive Compensation Program

The objective of CenterPoint Energy’s executive compensation program is to enable us to recruit and retain highly qualified managerial talent by providing market-based levels of compensation. We also seek to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our business. To achieve our objective, we believe that our executive compensation program must be competitive with that of our peer companies and other likely competitors for executive talent.

To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a job against available data for similar positions in other companies. We believe annual measurement is generally appropriate, because the market itself is subject to variations over time as a result of changes within peer companies and the supply and demand for experienced executives. Once the market value for a position is determined, we compare the compensation levels of individual incumbents to these market values. Compensation levels can vary compared to the market due to a variety of factors such as experience, tenure and individual performance.

In light of our focus on determining market value for each position, we do not employ analyses that compare compensation levels of our named executive officers with each other or with other employees within the company. We recognize, however, that the compensation of our Chief Executive Officer, Mr. McClanahan, is substantially greater than the compensation of the other named executive officers. The salary level and potential short term and long term incentive payments for each named executive officer are based on market data for the officer’s position. The differential in total compensation stems from Mr. McClanahan’s long tenure with CenterPoint and its predecessors and his participation in legacy benefit plans that are no longer available to newly-hired executives.

We define the major elements of compensation as base salary and short term and long term incentives. We target the market median (50th percentile) for each major element of compensation because we believe the market median is a generally accepted benchmark of external competitiveness.

We believe compensation programs can drive the behavior of employees covered by the programs, and accordingly we seek to design our executive compensation program to align compensation with current and desired corporate performance and shareholder interests. Actual compensation in a given year will vary based on CenterPoint Energy’s performance, and to a lesser extent, on subjective appraisals of individual performance. In other words, while compensation targets will to a large extent reflect the market, actual compensation will reflect CenterPoint Energy’s attainment of (or failure to attain) financial and operational performance objectives.

We maintain competitive benefit programs for our employees, including our named executive officers, with the objective of retaining their services. Our benefits reflect competitive practices at the time the benefit programs were implemented and, in some cases, reflect our desire to maintain similar benefits treatment for all employees in similar positions. To the extent possible, we structure these programs to deliver benefits in a manner that is tax efficient to both the recipient and CenterPoint Energy.

Role of Compensation Committee

The Compensation Committee of the Board of Directors oversees compensation for our named executive officers and other senior executives, including base salary and short term and long term incentive awards. The Committee also administers incentive compensation plans, evaluates our Chief Executive Officer’s performance and reviews management succession planning and development. The Board has determined that the members of the Committee meet the applicable requirements for independence under the listing standards of the New York Stock Exchange discussed under “Director Independence” on page 8.

Role of Consultant. To assist in carrying out its responsibilities, the Committee retains a consultant to provide independent advice on executive compensation and to perform specific tasks as requested by the Committee. The consultant reports directly to the Committee, which pre-approves the scope of work and the fees charged. Since October 2006, Frederic W. Cook & Co., Inc. has served as consultant to the Committee. The Governance Committee of the Board of Directors also retained Cook & Co. to provide independent advice on director compensation. No other services were provided to us by Cook & Co. in 2008. Either committee, from time to time, may direct the consultant to perform additional analyses or research related to compensation issues.

Decisions Made by the Compensation Committee. At least annually, the Compensation Committee reviews and may recommend that the Board approve adjustments to base salary for our named executive officers. In addition, the Committee may adjust short term and long term incentive target compensation levels for the named executive officers to better align compensation with our market-based pay philosophy. In establishing individual incentive targets and awards, the Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience, and the Committee’s own subjective assessment of the executive’s performance. In making these determinations, the Committee also takes into account our Chief Executive Officer’s performance evaluations of and recommendations regarding the other named executive officers.

Annually, the Committee directs Cook & Co. to review the base salary and short term and long term incentive levels of our most senior executives including the named executive officers. In order to ensure that our compensation programs are market based, Cook & Co. analyzes and matches the position and responsibilities of each executive either to proxy statement data from a peer group of utility companies or to published compensation surveys covering both the utility industry and general industry. We do not consider geographical differences to be a relevant factor since we recruit on a national basis.

For 2008, the peer group for proxy statement data consisted of 14 publicly traded utility companies that derived approximately 70% of their income from regulated operations. The group included companies of similar scope and complexity to CenterPoint Energy that were comparable in terms of annual revenues and the value of ongoing operations. Included were: Ameren Corporation, Atmos Energy Corporation, Consolidated Edison, Inc., DTE Energy Company, Energy East Corporation, FPL Group, Inc., KeySpan Corporation, NiSource Inc., Northeast Utilities, Pepco Holdings, Inc., PG&E Corporation, Pinnacle West Capital Corporation, Progress Energy, Inc. and Xcel Energy Inc.

Two companies in the 2008 peer group for proxy statement data, KeySpan Corporation and Energy East Corporation, ceased to be independent companies and were therefore dropped from the peer group for 2009 as their data is no longer available. In order to avoid reducing the size of the peer group used for comparison, the Company identified a list of possible additions and recommended two companies, CMS Energy Corporation and Duke Energy Corporation, for inclusion in the 2009 peer group.

Prior to conducting its 2009 analysis, the Committee asked Cook & Co. to revalidate the proposed peer group. Cook & Co. approved the changes and revalidated the proposed peer group.

Role of Executive Officers

Of the named executive officers, only our Chief Executive Officer has a role in determining executive compensation policies and programs. Our Chief Executive Officer works with business unit and functional leaders along with our internal compensation staff to provide information to the Committee to help ensure that all elements of compensation support our business strategy and goals. Our Chief Executive Officer reviews internally developed materials before they are furnished to the Committee.

Our Chief Executive Officer reviews and recommends specific company performance metrics to be used in short and long term incentive plans. Our Chief Executive Officer works with the various business units and functional departments and with our Corporate Financial Planning and Performance Department to develop these metrics, which are then presented to the Committee for its consideration and approval.

Within the parameters of the compensation policies established by the Committee, our Chief Executive Officer also makes preliminary recommendations for base salary adjustments and short term and long term incentive levels for the other named executive officers. Our Chief Executive Officer also recommends payment amounts for the non-formulaic portion of the other executive officers’ short term incentive plan awards. Our Chief Executive Officer bases his recommendations on a variety of factors such as his appraisal of the executive’s job performance and contribution to CenterPoint Energy, improvement in organizational and employee development and accomplishment of strategic priorities. Our Chief Executive Officer does not make any recommendations regarding his own compensation.

Review of Elements of Compensation

Compensation Philosophy. As indicated above, we seek to provide compensation that is competitive, both in total level and in individual components, with the companies we believe are our peers and other likely competitors for executive talent. By competitive, we mean that total compensation and each element of compensation corresponds to a market-determined range. Competitive compensation is normally sufficient to attract executive talent to the company. Competitive compensation also makes it less likely that executive talent will be lured away by higher compensation to perform a similar role with a similarly sized competitor. We also believe that a substantial portion of compensation for executives should be “at risk,” meaning that the executives will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the executive accomplish goals established by the Committee. We expect senior level executives, including the named executive officers, to have a higher percentage of their total compensation at risk. By this means, we seek to align each of our named executive officers with the short and long term performance objectives of CenterPoint Energy and with the interests of our shareholders. The size of “at risk” compensation is expressed as a percentage of base salary.

Base Salary. Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the talent necessary for our continued success and provides an element of compensation that is not at risk in order to avoid fluctuations in compensation that could distract the executives from the performance of their responsibilities. Our intent is that base salary for our most senior executives, including the named executive officers, will be positioned near the 50th percentile of base salaries in the comparable competitive market.

Base salary changes for our named executive officers in 2008 are detailed on page 26 in the table under the heading “Changes in 2008 to Compensation.” Annual adjustments to base salary primarily reflect either changes to or responses to changes in market data or increased experience and individual contribution of the employee. The typical date for making these adjustments is April 1; however, adjustments may occur at other times during the year to recognize new responsibilities or new data regarding the market value of the job being performed. Changes in base salary impact short and long term incentive payouts, as well as some benefits.

A newly named executive or an executive whose responsibilities have significantly increased may be moved to the market median (50th percentile) over several years. Decreases in base salary are rare. It is considered a preferred human resources practice to freeze base salary over several years rather than reduce base salary if a named executive officer’s level of responsibility has been decreased or market data for the job has declined.

Short Term Incentives. Our short term incentive plan provides an annual cash award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for CenterPoint Energy and the individual’s business unit, as well as to recognize the employee’s performance during the year. The target for each employee is expressed as a percentage of base salary earned during the year.

The Compensation Committee determines each named executive officer’s short term incentive target by taking into account the market analysis performed annually by the consultant as described above. Named executive officers, who are expected to have a greater percentage of total pay at risk, have higher incentive targets. Changes in targets for our named executive officers for 2008 are detailed on page 26 in the table under the heading “Changes in 2008 to Compensation.” The increases in target award levels shown on that table were made to address compensation levels which were below relevant market data and to advance the retention objectives of our compensation program.

The achievement of performance objectives, which the Committee establishes and approves annually, is used to determine the funding of the incentive plan for the year. For each performance objective, a target performance level is established at the beginning of the year. If actual performance is achieved at that target level, the plan is funded at 100% for that performance objective. A threshold level of achievement is also established for the performance objective. Achievement must meet at least the threshold level for any funding to be provided on that performance objective. At the threshold level, funding for that performance objective is 50% of the target amount. Similarly, a maximum level of performance is established for each performance objective, which results in funding for that objective at 150% of the target amount if the maximum level of performance is achieved. An exceptional achievement level is established at 200% of target for performance objectives related to core operating income. Linear interpolation is used to determine funding for performance between achievement levels. The maximum funded amount under the plan is limited based on the percentage achievement level of the applicable performance objectives and the base salary of the employee multiplied by his or her short term incentive target.

The Committee establishes and approves the specific performance objectives based on possible objectives included in the plan, which was last approved by shareholders in 2006. Performance objectives are based on company and business unit financial and operational factors determined to be critical to achieving our desired business plans. Performance objectives are designed to reflect goals and objectives to be accomplished over a 12-month measurement period; therefore, incentive opportunities under the plan are not impacted by compensation amounts earned in prior years. At the end of the year, the Committee compares the actual results to the pre-established performance objectives and certifies the extent to which the objectives are achieved for funding the incentive plan.

Because an important component of our business plan is successful financial performance, the primary performance objectives for 2008 were based on core operating income. “Core operating income” is our reported operating income adjusted to reflect what we consider to be our core operational business performance in the period being measured. The adjustments made to our reported operating income to arrive at our core operating income are detailed at page 35.

For 2008, our Chief Executive Officer’s only performance objective was achievement of our targeted core operating income. Performance objectives for each of the other named executive officers were based on a matrix of performance objectives for the company as a whole and performance objectives for the various business units. Business unit performance objectives include (i) achieving specified levels of core operating income for the business unit, (ii) achieving specified levels of modified cash flow for the business unit, (iii) controlling expenditures and (iv) non-financial operational performance objectives such as reliability indices, safety-related incident rates, customer satisfaction ratings, progress or completion of projects and other objectives relating to the services provided by CenterPoint Energy.

Additional detail regarding targets and specific performance objectives for our named executive officers for 2008 and an example of the funding and distribution calculation are provided following the Grants of Plan-Based Awards for Fiscal 2008 table under “Non-Equity Incentive Plan Awards” beginning on page 34.

The short term incentive plan includes a formulaic payment equal to 50% of the funding of the plan. The Committee exercises discretion in determining all distributions above the formulaic amount for the named executive officers. In exercising its discretion, the Committee may assess an individual executive’s contribution to the achievement of the performance objectives, as well as any special circumstances that may justify the amount awarded. The Committee also considers the input of our Chief Executive Officer on the amount to be awarded to each of the other named executive officers. The maximum funding amount under the plan is 200% of target for Mr. McClanahan, 180% of target for Messrs. Whitlock, Rozzell and Harper and 178% of target for Mr. Standish. The maximum award a named executive may receive is 200% of target; however, any amount paid in excess of the funded amount is reported as a bonus instead of non-equity incentive plan compensation.

The scaling of target levels necessary to achieve threshold, target, maximum and exceptional performance is based on an assessment of expected business performance during the measurement period. Over a period of years, if we achieve expected business performance, the short term incentive program should pay out at target levels. In order for a program to be motivational, there should be a high likelihood of achieving at least threshold performance in a given year. Also in a given year, we believe there should be a reasonable likelihood of achieving target performance. In order to create additional incentive for exceptional performance, funding for short term incentive goals related to core operating income can reach 200% of target, but it is not expected that this level of funding would be triggered in most years.

The short term incentive awards with respect to 2008 are described in the Grants of Plan-Based Awards for Fiscal 2008 table on page 33 and the discussion following the table. Based on the Committee’s assessment of their individual contributions, the awards made to Messrs. Whitlock and Rozzell were equal to the funded amount for each under the plan (162% of their individual targets). The award made to Mr. Standish was equal to the funded amount (125% of his individual target) under the plan. In addition, a bonus equal to 25% of his individual target was paid to Mr. Standish in recognition of his leadership in restoring service when Hurricane Ike struck the Houston area in 2008. Mr. McClanahan’s award was adjusted to 150% of his individual target, which was below the funded amount (200%) in order to better reflect the blended average level of business unit performance. Mr. Harper, who joined the company in December 2008, did not participate in the 2008 short term incentive awards.

Long Term Incentives. We provide a long term incentive plan in which each of our executive officers, including our named executive officers, and certain other management-level employees participate. Our long term incentive plan is designed to reward participants for sustained improvements in CenterPoint Energy’s financial performance and the value of our common stock over an extended period.

The Committee authorizes grants annually at a regularly scheduled meeting during the first quarter of the year. Grants can be made from a variety of award types authorized under our long term incentive plan. In recent years, we have emphasized performance-based shares, with the primary performance objective being our total shareholder return compared to that of other companies included in the S&P Utility Index. In 2008, however, management suggested, and the Committee agreed, that the full S&P Utility Index was no longer a good proxy for investment alternatives within the utility industry because many investors were segmenting these companies based on the percentage of regulated operations. Companies with a higher percentage of regulated operations were deemed as more comparable in terms of key financial metrics. Therefore, we began to use a subset of the

S&P Utility Index comprised of 17 companies that generate at least 70% of their income from regulated operations. We refer to this group of companies as the regulated utility subset of the S&P Utility Index. In addition to CenterPoint Energy, this subset includes Ameren Corporation, American Electric Power Company, Consolidated Edison, Inc., CMS Energy Corporation, DTE Energy Company, Duke Energy Corporation, FirstEnergy Corporation, FPL Group, Inc., Nicor Inc., NiSource Inc., Pepco Holdings, Inc., PG&E Corporation, Pinnacle West Capital Corporation, Progress Energy, Inc., Southern Company, TECO Energy, Inc. and Xcel Energy Inc.

We have also granted stock awards which vest based on continued service over a three-year period and the achievement of a dividend-related performance goal based on the level of dividends declared over the period. Over a period of years, if we achieve expected business performance, the long term incentive plan should pay out at target levels.

A three-year performance period is used for grants under the long term incentive plan for several reasons. A three- to five-year period is a typical performance measurement period for this type of compensation element, and a three-year period is what we have traditionally used. Three years is of sufficient duration so that high or low performance in one year should neither guarantee nor preclude a payout. Three years’ duration also helps assure participants that their performance will influence a payout during the measurement period. As a result of the three-year performance periods, in any given year each named executive officer generally has outstanding grants covering three concurrent periods.

On February 20, 2008, the Committee authorized awards of performance shares and stock awards as shown in the columns captioned Estimated Future Payouts Under Equity Incentive Plan Awards in the Grants of Plan-Based Awards for Fiscal Year 2008 table on page 33. The Committee set a target percentage of each named executive officer’s base salary that was consistent with our objective of targeting the market median compensation level as described above. The target award levels for 2008 were increased in some cases to address shortfalls in compensation levels relative to market data and to advance the retention objectives of our compensation program. Payout of the performance shares will be determined based on the level of achievement of each performance objective over the three-year cycle of January 2008 through December 2010. For additional detail regarding the grants, see the discussion following the Grants of Plan-Based Awards for Fiscal 2008 table under Equity Incentive Plan Awards—Long Term Incentive Plan Awards Granted in February 2008 beginning on page 38. The allocation of the long term incentive compensation between the grants of performance shares and the stock awards was 70% and 30%, respectively. This allocation provides what the Committee considers to be an appropriate blend between performance-based incentive grants and service-based retention grants, as supported by Cook & Co.’s analysis. Our performance share awards were made in three separate grants, with the payout opportunity for each grant based on a different performance objective. The first is based on total shareholder return over the three-year performance cycle as compared to that of the 16 other companies included in the regulated subset of the S&P Utility Index described above, the second is based on achieving our modified cash flow goal and the third is based on improvement in our core operating income over the three-year performance cycle.

Total shareholder return is a widely utilized metric that captures stock price appreciation and dividend yield. By comparing CenterPoint Energy’s total shareholder return to the other companies included in the regulated company subset of the S&P Utility Index, threshold payout for this metric is achieved by the creation of shareholder value that places CenterPoint Energy at the 40th percentile within this group (tenth out of the 18 company peer group). Maximum payout for this metric is achieved by the creation of shareholder value that places CenterPoint Energy in the third position or higher within the group. Linear interpolation is used to reward performance between threshold and maximum. We intend for the total shareholder return measure to provide a reasonable chance of threshold performance, thus enhancing the motivational effects of the plan, while requiring a rank in the top three companies for maximum payout. We believe the regulated subset of the S&P Utility Index is a reasonable proxy for the universe of companies engaged in businesses similar to ours.

The Committee established achievement of core operating income and modified cash flow, as compared with our targeted performance reflected in our five-year plan at the time these awards were made, as two other performance objectives for long term incentive awards made in 2008. As in the case of core operating income for our short term incentive awards, we calculate these measures from our reported financial results, adjusted for certain factors to reflect what we consider to be our true operational performance over the performance cycle. Both of these were adopted as performance objectives because they measure our degree of success in the achievement of our business plan. We intend that the objectives will provide a reasonable chance of achieving threshold performance, thus enhancing the motivational effects of the plan, while requiring significant income growth for maximum payout. For a detailed description of the calculation of core operating income and modified cash flow, see page 35.

If actual achievement for the performance objective under an award does not meet at least the threshold level, the Compensation Committee will not approve a distribution under the plan related to that award. If a performance objective meets or exceeds the threshold level, the Committee may approve a payout ranging from 50% to 150% of target based on actual achievement level.

The February 20, 2008 awards shown in the Grants of Plan-Based Awards for Fiscal Year 2008 table on page 33 also include stock awards. Vesting of these awards requires continuous service with the company through the February 20, 2011 vesting date, and we must have declared a minimum of $2.19 per share in cash dividends on CenterPoint Energy common stock during the three-year vesting period.

Payments of both the performance share awards and the stock awards will be made in the form of shares equal in number to the shares covered by the award multiplied by the achievement percentage, if applicable, subject to withholding to satisfy tax obligations. Please refer to “Potential Payments Upon Change in Control or Termination” for the impact of a change in control or termination of employment on outstanding grants.

Both the performance shares and the stock awards accrue dividend equivalents over the performance cycle or vesting period, respectively, at the same level as dividends earned by shareholders on shares of common stock outstanding. Dividend equivalents on the shares which vest will either be paid in cash upon vesting or be used to satisfy tax withholding requirements at that time.

Changes in 2008 to Compensation. During 2008, the Committee approved these changes to compensation for the named executives:

Name	Base Salary effective 04/01/08	Short Term Incentive Target % as of 01/01/08	Long Term Incentive Target % as of 01/01/08
David M. McClanahan	Increase of $30,000 to $1,060,000	Increase from 90% to 100% of base salary	200% (No change)
Gary L. Whitlock	Increase of $30,000 to $505,000	Increase from 60% to 75% of base salary	Increase from 125% to 135% of base salary
Scott E. Rozzell	Increase of $30,000 to $475,000	Increase from 60% to 75% of base salary	Increase from 125% to 135% of base salary
Thomas R. Standish	Increase of $36,000 to $457,000	Increase from 60% to 75% of base salary	Increase from 100% to 135% of base salary

The 2008 adjustments to base salary, short term incentive or long term incentive targets primarily reflect either changes in market data for the executive’s position or the increased experience level and individual contribution of the executive. The changes to target award levels address shortfalls in total cash compensation at target (base salary plus short term incentive compensation) relative to market data or shortfalls in total compensation at target (base salary plus short term incentive compensation plus long term incentive compensation) relative to market data. The Committee reviews each element of compensation annually to improve alignment with stated compensation objectives. In its review, the Committee also takes into consideration whether any incentive compensation target or performance objective could lead to a decision by an executive to take an inappropriate level of risk for the Company.

Mr. Harper began employment with the Company in December 2008 with a base salary of $340,000, a short term incentive target of 70% of earnings and a long term incentive target of 90% of base salary.

Changes in 2009. The Committee made no changes to the base salaries or the short term incentive targets for all of our named executive officers for 2009. The Committee increased the target award levels under our long term incentive plan for the 2009-2011 performance cycle for Messrs. Whitlock, Rozzell and Standish from 135% to 140% to advance the retention objectives of the plan. The Committee did not change the levels for Messrs. McClanahan and Harper.

The Board of Directors has adopted the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan, subject to shareholder approval. The terms of the proposed plan are substantially similar to our current long term incentive plan. See “Proposal to Adopt 2009 Long Term Incentive Plan (Item 3).” In addition, the Compensation Committee revised the terms of the performance share awards and stock awards for participants who are or become “retirement eligible” (age 55 with five years of service) during the performance period. The terms of the 2009 performance share and stock awards provide that retirement eligible participants who terminate employment will receive a payment under the award, if any, based on the actual achievement of the applicable performance objectives at the end of the performance period, with any such amount pro-rated for the period of their employment during the performance period. The 2009 performance share and stock awards also provide that upon termination for cause, no benefits are payable under the award agreements. By contrast, the 2008 performance awards provide that retirement eligible participants receive a payment upon separation from service based on the target performance level regardless of the actual results of the performance objectives, pro-rated for the period of their employment during the performance period.

Equity Award Practices

Our practice is to price annual grants of equity awards at the average of the high and low market price for our common stock on the New York Stock Exchange on the grant date, which is the date the Compensation Committee approves the grants. This practice is in accordance with the terms of our long term incentive plan. In recent years, long term incentive grants made other than at the time of the annual grants have been provided to new employees only. These types of grants are approved by the Compensation Committee or, with respect to our non-executive officers, a Special Stock Award Committee, which consists of our Chief Executive Officer and the Chairman of the Compensation Committee.

We do not have a practice of timing grants in coordination with the release of material information or timing grants to enhance the value of stock options to optionees. We have not granted stock options since 2004.

Recoupment of Awards

The Board has implemented a policy for the recoupment of short term and/or long term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

Stock Ownership Guidelines

With the approval of the Compensation Committee, we have established executive stock ownership guidelines applicable to our named executive officers and other officers. The guidelines indicate that our Chief Executive Officer should own CenterPoint Energy common stock having a market value of four times base salary, and the other named executive officers should own CenterPoint Energy common stock having a market value of three times their respective base salaries. For purposes of the guidelines, the ownership requirement is determined based on the executive’s base salary at the time he or she becomes covered by the guidelines or at the time of promotion to a higher level covered by the guidelines. The base salary multiple is converted to a fixed number of shares (rounded to the nearest 100 shares) using the prior 365-day average closing price of our common stock as reported by the New York Stock Exchange.

In addition to shares owned outright, equivalent shares held in our savings plan, unvested stock awards and the target number of performance-based shares from the long term incentive plan and shares held in trust are counted towards the guidelines. Until the designated ownership level is reached, the guidelines suggest that the officer retain at least 50% of the after-tax shares delivered through the long term incentive plan. Certain exclusions apply to the retention expectation, such as estate planning, gifts to charity, education and the purchase of a primary residence. Newly hired or recently promoted officers are given a reasonable period of time to comply with these guidelines. The Committee reviews the officer’s stock holdings annually to monitor compliance with these guidelines.

We also have a policy prohibiting all officers, as well as our directors, from hedging the risk of stock ownership. This policy is part of our insider trading policy.

Review of Tally Sheets

At least annually (with the most recent version covering 2008 presented in January 2009), the Committee reviews tally sheets for each of the named executive officers. Tally sheets are provided to the Committee to show how various compensation and benefits amounts are interrelated and how changes in one component of compensation impact other components and to enable Committee members to quantify amounts payable upon various termination scenarios. Tally sheets provide the Committee the following compensation and benefit data:

•	Base salary;

•	Short term incentive compensation (target value approved in 2008 and amount paid in 2008);

•	Long term incentive compensation (threshold, target and maximum levels granted in 2008, in addition to other outstanding equity grants in 2008 plus amount distributed in 2008);

•	Value of in-the-money stock options;

•	Value of retirement benefits, including nonqualified benefits and retiree medical benefits as of December 31, 2008 and at ages 60, 62 and 65;

•	Value of savings plan company match and earnings, including nonqualified benefits as of December 31, 2008 and at ages 60, 62 and 65;

•	Cumulative interest earned on nonqualified deferred compensation plans as of December 31, 2008, including above-market earnings;

•	Other income and benefits earned in 2008, such as dividends paid and company costs associated with the executive life insurance plan;

•	Value of beneficiary’s benefits at death of the executive at ages 60, 62 and 65 under the executive benefit plan;

•

Benefits or payments that would be received upon a change in control or within two years of a change in control, including tax gross-ups for estimated excise taxes due under Sections 4999 and 280G of the Internal Revenue Code as if the change in control occurred on December 31, 2008;

•

Benefits or payments that would be received upon other termination of employment scenarios, such as death, disability, voluntary termination, involuntary termination for cause and resignation without good reason as of December 31, 2008; and

•	Business travel and expenses incurred in 2008.

Change in Control

In December 2008, the Board adopted change in control agreements for certain executives, including each of the named executive officers, that are substantially similar to agreements that were already in place. The agreements were slightly modified to comply with the final regulations under Section 409A of the Internal Revenue Code and closely reflect comparable terms to similar agreements in place at our peer companies. These agreements are intended to help ensure the executives’ continued full attention to our business needs in the event we were to become the subject of the types of change in control transactions described in the agreements. The agreements are for a one-year term but renew automatically each year unless action is taken by the Board. In order to be eligible for benefits, the executive’s employment must be terminated following a change in control so that these agreements are subject to a “double trigger.” For a more detailed discussion, refer to “Potential Payments upon Change in Control or Termination” on page 46.

To provide additional assurance of the payment of benefits in the event of a change in control, we have established a rabbi trust. Please refer to “Rabbi Trust” under “Potential Payments Upon Change in Control or Termination” on page 50.

Benefits

We have maintained a defined benefit plan for eligible employees since 1953 to help employees provide for retirement and to attract and retain employees. In addition, we maintain a benefit restoration plan as a nonqualified supplemental retirement plan to generally provide for benefits in excess of those available under the retirement plan due to annual limits imposed by the Internal Revenue Code. Changes in base salary and/or short term incentive compensation affect benefits payable under the retirement plan and the benefit restoration plan. A description of the retirement plan and benefit restoration plan begins under “Pension Benefits” on page 41. The present value of the accumulated benefits under the plans for each named executive officer is set forth in the Pension Benefits table on page 42.

We also maintain a savings plan designed to encourage all employees to help provide for their own retirement and to attract and retain employees. Our savings restoration plan is a nonqualified plan that provides for matching contributions not available under the savings plan due to Internal Revenue Code limits. Base salary and short term incentive compensation are included as eligible plan compensation under the provisions of the savings plan and the savings restoration plan. A description of the savings plan and the savings restoration plan begins on page 43. Matching contributions to the plans for the named executive officers are included in the footnote to the All Other Compensation column of the Summary Compensation Table.

The named executive officers may defer salary and short term incentive compensation under our deferred compensation plan. A description of the plan begins on page 44. The above-market portion of the 2008 aggregate earnings is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

We also maintain an executive benefits plan for certain executives who were employed as of July 1, 1996 that provides death benefits. In 1996, we determined this benefit was no longer competitive in the market and consequently froze entry into this plan at that time. Only two of our named executive officers participate in this plan. See footnote 6(f) to the Summary Compensation Table for a description of the plan and the estimated aggregate incremental benefit during 2008.

We also have an executive life insurance plan providing endorsement split-dollar life insurance in the form of a death benefit for designated executives who were employed as of December 31, 2001. The purpose of this plan is to assist the executive’s beneficiaries with the impact of estate taxes on deferred compensation plan distributions. See footnote 6(e) to the Summary Compensation Table for a description of the plan.

We do not consider perquisites to be a significant element of compensation.

Tax Considerations

We periodically evaluate our executive compensation programs in light of Section 162(m) of the Internal Revenue Code. This section generally limits the tax deductibility of compensation in excess of $1 million for certain executive officers, unless the compensation meets rules qualifying it as performance-based compensation. Generally, we intend to structure our compensation programs in a manner that maximizes tax deductibility. The Committee recognizes, however, that there may be situations in which the best interests of shareholders are served by administering some elements of compensation in a way that may not meet the requirements for performance-based compensation under Section 162(m). Currently, payments to a company’s chief financial officer are not subject to the limitations of Section 162(m).

Our change in control agreements described above provide a gross-up payment to cover any excise tax an executive is determined to owe on “excess parachute payments.” The total change in control payment is subject to a reduction of up to 10% if such reduction would avoid triggering excise tax. For additional discussion, refer to “Potential Payments upon Change in Control or Termination” on page 46.

Section 409A of the Internal Revenue Code made significant changes in the taxation of nonqualified deferred compensation arrangements. As applicable, our executive plans and agreements that are subject to Section 409A have been amended to comply with Section 409A as discussed more fully under each particular plan.

Executive Compensation Tables

The following tables show compensation information for our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers for the one-year periods ended December 31, 2008, 2007 and 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(1)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
David M. McClanahan President and Chief Executive Officer	2008	1,052,500	-	1,842,718	-	1,578,750	1,541,022	183,944	6,198,934
	2007	1,017,500	-	1,779,664	-	1,400,000	144,056	237,087	4,578,307
	2006	955,000	-	1,424,520	-	1,217,626	1,333,372	273,542	5,204,060
Gary L. Whitlock Executive Vice President and Chief Financial Officer	2008	497,500	-	557,579	-	604,463	34,523	77,862	1,771,927
	2007	467,500	-	524,426	-	420,500	31,103	92,390	1,535,919
	2006	437,500	-	439,185	19,057	328,125	32,817	78,624	1,335,308
Scott E. Rozzell Executive Vice President, General Counsel and Corporate Secretary	2008	467,500	-	533,050	-	568,013	33,345	71,862	1,673,770
	2007	440,000	-	512,392	-	395,800	29,545	85,906	1,463,643
	2006	420,000	-	441,308	9,525	315,000	34,778	77,687	1,298,298

Thomas R. Standish Senior Vice President and Group President – Regulated Operations	2008	448,000	84,000	434,519	-	420,000	421,768	75,127	1,883,414
	2007	417,000	-	350,088	-	372,799	222,444	74,703	1,437,034
	2006	395,000	56,325	286,742	-	183,675	290,106	108,155	1,320,003
C. Gregory Harper(1) Senior Vice President and Group President, Pipelines	2008	21,893	200,000	12,764	-	-	540	800	235,997

(1)	Mr. Harper began employment with the Company in December 2008 at an annual salary of $340,000. Upon beginning employment, Mr. Harper was paid a cash bonus of $200,000 and was awarded 50,000 shares of stock, a third of which vest annually contingent on his continued employment with the Company.

(2)	The 2008 award to Mr. Standish is in recognition of his leadership in restoring service when Hurricane Ike struck the Houston area in 2008. For 2008 and 2006, the amounts shown in the Bonus column for Mr. Standish represent discretionary payments above the amounts earned pursuant to achieved performance goals under our short term incentive plan.

(3)	For information regarding the assumptions used in the valuation of our stock and option awards, refer to “Stock-Based Incentive Compensation Plans and Employee Benefit Plans” in Note 2(p) to our consolidated financial statements included in our annual report on Forms 10-K for the years ended December 31, 2006, 2007 and 2008, which are incorporated in this proxy statement by reference. For purposes of the table above, a forfeiture estimate related to the service-based vesting condition has not been included.

CenterPoint Energy has not granted stock options since 2004. Amounts shown in the Option Awards column represent amounts recognized during the year indicated for financial reporting purposes under SFAS 123(R) for options granted in prior periods.

(4)	Non-Equity Incentive Plan Compensation represents short term incentive awards earned with respect to performance in the designated year and paid in the following year. For more information on the 2008 short term incentive awards, refer to the Grants of Plan-Based Awards for Fiscal Year 2008 table on page 33 and the accompanying footnotes.

(5)	The two components of the 2008 Change in Pension Value and Nonqualified Deferred Compensation Earnings are as follows:

Name	Change in Pension Value ($)(a)	Above Market Earnings on Nonqualified Deferred Compensation ($)(b)	Total ($)
McClanahan	1,490,907	50,115	1,541,022
Whitlock	34,378	145	34,523
Rozzell	33,345	-	33,345
Standish	408,297	13,471	421,768
Harper	540	-	540

(a)	The Change in Pension Value is the difference in the present value of accumulated benefits under our retirement plan and the related benefit restoration plans from December 31, 2007 to December 31, 2008. Benefits are assumed to commence as of the earliest age that an individual could retire without a reduction in benefits. The present value as of December 31, 2007 assumed a discount rate of 6.4% and lump sum conversion interest rates of 5.4%, 6.15% and 6.4% for benefits paid within the first 5 years, 5th through 20th years, and all remaining years, respectively. The present value as of December 31, 2008 assumed a discount rate of 6.9% and lump sum conversion interest rates of 5.9%, 6.65% and 6.9% for benefits paid within the first 5 years, 5th through 20th years, and all remaining years, respectively. Refer to the narrative accompanying the Pension Benefits table on page 41 for a more detailed discussion of the present value calculation.

(b)	Above market earnings consist of the amounts that exceed 120% of the applicable federal long-term rate at the time the interest rate was set. In 1985, CenterPoint Energy entered into corporate-owned life insurance policies on the lives of Messrs. McClanahan and Standish who contributed to the 1985 deferred compensation plan. These policies were entered into with their consent. Proceeds upon their deaths are payable to CenterPoint Energy and are available to offset the benefit payments from the plan.

(6)	The following table sets forth the elements of the All Other Compensation column for 2008:

Name(a)	Tax Reimbursements ($)(b)	Contributions to Vested and Unvested Defined Contribution Plans (qualified) ($)(c)	Contributions to Vested and Unvested Defined Contribution Plans (nonqualified) ($)(d)	Insurance Premiums ($)(e)	Annual Value of Executive (Death) Benefit Plan (change in PVAB) ($)(f)	Total All Other Compensation ($)
McClanahan	2,908	10,350	100,012	70,674	-	183,944
Whitlock	1,396	10,350	30,960	35,156	-	77,862
Rozzell	1,300	10,350	28,499	31,713	-	71,862
Standish	1,158	10,350	26,586	28,410	8,623	75,127
Harper	-	638	-	162	-	800

(a)	None of the named executive officers received perquisites valued in excess of $10,000.

(b)	The tax reimbursement amounts shown are gross-up payments equal to the after-tax cost of imputed income that the named executive officers are required to recognize as a result of coverage under the executive life insurance plan described in footnote (e) below. The gross-up payments are calculated assuming the highest individual income tax rate is applicable. Also included in this amount are gross-up payments for Medicare taxes on imputed income associated with the value of some perquisites.

(c)	These amounts represent CenterPoint Energy’s contributions to the savings plan, which is described under “Savings Plan and Savings Restoration Plans” on page 43.

(d)	These amounts represent benefits accrued under the savings restoration plan, which is described under “Savings Plan and Savings Restoration Plans” on page 43.

(e)	The insurance premium amounts include annual premiums we pay to provide life insurance coverage and long-term disability coverage and annual premiums we pay to provide coverage under an executive life insurance plan providing split-dollar life insurance. The executive life insurance plan provides endorsement split-dollar life insurance, with coverage continuing after the executive’s termination of service at age 65 or later. If the participant leaves after age 55 and prior to age 65, benefits under the plan will cease unless the Compensation Committee elects to continue the coverage. With the exception of Mr. Harper, all named executive officers have single-life coverage equal to two times current salary. Upon the death of the insured, CenterPoint Energy will receive any balance of the insurance proceeds payable in excess of the specified death benefit.

(f)	These amounts include our estimated aggregate incremental benefit during 2008 of providing benefits under our executive benefit plan for Messrs. McClanahan and Standish who participate in this plan pursuant to individual contractual agreements originally entered into in 1986 and 1993, respectively. If death occurs during active employment, the plan provides for a benefit of 100% of the executive’s current base salary for one year and then 50% of base salary for nine years. The plan also provides that if the executive retires after reaching age 65, we will pay an annual benefit equal to 50% of the executive’s annual base salary at the time of retirement for six years after his death. If the executive terminates employment prior to reaching age 65, all benefits are forfeited. The present value of the benefit of Mr. McClanahan between December 31, 2007 and December 31, 2008 declined by $2,998. This decline was due to the interest rates for discounting payments back to December 31, 2007 and December 31, 2008, which were 6.4% and 6.9% respectively, and a change in the mortality table. Benefits have been calculated assuming retirement at age 65 and using base salary in effect at the end of the year for which the calculation was made. No pre-retirement mortality or terminations are assumed. In 1986, CenterPoint Energy entered into a corporate-owned life insurance policy on the life of Mr. McClanahan who participates in the executive benefit plan. This policy was entered into with his consent. Proceeds upon his death are payable to CenterPoint Energy and are available to offset the benefit payments from the plan.

Grants of Plan-Based Awards for Fiscal Year 2008

The following table presents the non-equity and equity incentive plan-based awards granted during 2008. The grant date fair value of stock awards is based on the average of the high and low price on the grant date, which is $15.40 for the February 20, 2008 grants and $12.10 for the December 10, 2008 grant.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold: Number of Shares (#)	Target: Number of Shares (#)	Maximum: Number of Shares (#)	Grant Date Fair Value of Stock Awards ($)
David M. McClanahan	2/20/2008	526,250	1,052,500	2,105,000	-	40,100	-	617,540
	2/20/2008				15,600	31,200	46,800	480,480
	2/20/2008				15,600	31,200	46,800	480,480
	2/20/2008				15,600	31,200	46,800	480,480
Gary L. Whitlock	2/20/2008	186,563	373,125	671,625	-	13,300	-	204,820
	2/20/2008				5,167	10,334	15,501	159,144
	2/20/2008				5,167	10,334	15,501	159,144
	2/20/2008				5,167	10,334	15,501	159,144
Scott E. Rozzell	2/20/2008	175,313	350,625	631,125	-	12,500	-	192,500
	2/20/2008				4,850	9,700	14,550	149,380
	2/20/2008				4,850	9,700	14,550	149,380
	2/20/2008				4,850	9,700	14,550	149,380
Thomas R. Standish	2/20/2008	168,000	336,000	598,080	-	12,000	-	184,800
	2/20/2008				4,667	9,334	14,001	143,744
	2/20/2008				4,667	9,334	14,001	143,744
	2/20/2008				4,667	9,334	14,001	143,744
C. Gregory Harper	12/10/2008	-	-	-	-	50,000	-	635,000

There were no other stock or option awards granted during the year.

(1)	The estimated possible payouts under non-equity incentive plan awards are based on the terms of our February 2008 grants under the short term incentive plan. Based on the goals adopted in 2008, the maximum possible payout amount (as shown in the “Maximum” column) is 200% of target for Mr. McClanahan, 180% of target for Messrs. Whitlock and Rozzell and 178% for Mr. Standish. Actual amounts paid in 2009 for 2008 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. In addition, the maximum possible payout to any named executive officer under the terms of the short term incentive plan is 200% of that individual’s target. However, any amount awarded by the Compensation Committee to an individual executive officer in excess of the actual performance level achieved by that officer is reflected in the Summary Compensation Table in the Bonus column.

(2)	The grants of equity incentive plan awards consist of two types of awards for each named executive officer: a stock award covering a number of shares listed in the Target: Number of Shares column in the first line for that officer, and three performance share awards, for which threshold, target and maximum numbers of shares are shown in the columns under Estimated Future Payouts Under Equity Incentive Plan Awards in the second, third and fourth lines opposite the name of each officer. Both the stock awards and the performance shares accrue dividend equivalents over the vesting period or performance cycle, respectively, at the same level as dividends earned by shareholders on shares of common stock outstanding. Dividend equivalents on the shares which vest will either be paid in cash upon vesting or be used to satisfy tax withholding requirements at that time. These awards are granted under our long term incentive plan. Refer to Note (2) to the Outstanding Equity Awards at Fiscal Year-End 2008 table for the vesting date of each of these awards.

Mr. Harper was awarded 50,000 shares of stock, a third of which vest annually contingent on his continued employment with the Company.

Non-Equity Incentive Plan Awards

For our short term incentive plan, the following thresholds had to be met before any payouts for the 2008 plan year occurred:

(1)	After-tax income from continuing operations had to exceed the common dividends paid; and

(2)	Core Operating Income had to equal or exceed $950 million.

Short Term Incentive Targets. The targets and base salaries for each of our named executive officers for the 2008 plan year were as follows:

	McClanahan	Whitlock	Rozzell	Standish
Base salary earned during 2008	$1,052,500	$497,500	$467,500	$448,000
Target short term incentive award percentage for 2008	100%	75%	75%	75%

Mr. Harper, who joined the Company in December 2008, was not eligible to participate in these awards.

Funding of the Short Term Incentive Plan Awards. The performance objectives for each of our named executive officers used to determine the level of funding for their short term incentive plan awards were as follows:

Performance Objectives	Performance Objectives Actual Achievement	Weightings of Performance Objectives
		McClanahan	Whitlock	Rozzell	Standish(a)
CenterPoint Energy Core Operating Income	200%	100%	40%	40%	20%
Business Services Controllable Expenses	150%		20%	20%
Competitive Natural Gas Sales and Services Business Operating STI Results	110%		3%	3%
Composite Electric Transmission & Distribution Goal Achievement	116%		15%	15%	40%
Composite Natural Gas Distribution Goal Achievement	95%		8%	8%	40%
Composite Interstate Pipelines Goal Achievement	168%		9%	9%
Composite Field Services Goal Achievement	181%		5%	5%

Total Weightings		100%	100%	100%	100%
Funded Achievement Level		200%	162%	162%	125%
Awarded Level		150%	162%	162%	125%

(a)	In addition to his short term incentive award, Mr. Standish received a bonus equal to 25% of his individual target in recognition of his leadership in restoring service when Hurricane Ike struck the Houston area in 2008.

Each of the performance objectives is described in detail below.

To determine Core Operating Income, we adjust our reported operating income to remove the effect of specified items, either positive or negative, to reflect true operational business performance in the period being measured. Adjustments are the following:

•

Income or loss (excluding allowance for funds used during construction) from any partnership in which the company holds an equity interest, which is recorded as equity income per accounting rules. Partnership income or loss from the Southeast Supply Header Pipeline joint venture is adjusted to reflect 50% debt/50% equity capital structure;

•	Income or loss related to the company’s stranded cost recovery;

•	Any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan;

•	Unplanned restructuring costs;

•	Impairment of goodwill;

•	The financial impacts of any acquisitions, mergers and divestitures, including expenses not reflected in the plan related to the formation of a master limited partnership or joint venture; and

•	The financial impacts of any changes in accounting standards.

The various levels of achievement for “Core Operating Income,” the most significant goal for CenterPoint Energy, as well as each of its business units, are as follows:

Organizational Unit	In Millions
	Threshold ($)	Target ($)	Maximum ($)	Exceptional ($)
CenterPoint Energy	983.0	1,069.0	1,096.0	1,132.0
Electric Transmission & Distribution	364.5	390.7	398.7	417.7
Natural Gas Distribution	207.6	222.2	227.0	237.8
Interstate Pipelines	222.2	242.0	247.7	259.3
Field Services	117.4	127.3	130.9	137.0

The threshold levels above are based on our 2008 business plan, as approved by our Board of Directors, (i) less 4.5% for CenterPoint Energy and (ii) less 4.0% for the others. The exceptional levels are based upon exceeding our 2008 approved business plan by 10% for CenterPoint Energy, Electric Transmission & Distribution and Natural Gas Distribution and 12% for Interstate Pipelines and Field Services.

“Business Services Controllable Expenses” is defined as operation and maintenance expenses reported pursuant to generally accepted accounting principles, adjusted to reflect core operational performance. Performance of this objective is compared to the plan amounts established at the beginning of 2008. Threshold, target and maximum performance levels for this objective were based on achieving 103%, 97% and 95%, respectively, of plan amounts.

“Competitive Natural Gas Sales and Services Business Operating STI Results” is defined as Operating Income:

•	minus a $10 million capital charge;

•	minus $2.5 million (allocated stretch);

•	plus accrued to date short term incentive;

•	plus or minus mark-to-market accounting entries;

•	plus or minus net natural gas inventory adjustments;

•	plus impairments of goodwill;

•	plus or minus the financial impacts of any changes in accounting standards;

•

plus or minus the financial impacts of any acquisitions, mergers and divestitures, including expenses not reflected in the plan related to formation of a master limited partnership or joint ventures; and

•	plus unplanned restructuring costs.

“Modified Cash Flow” as used below for the business units is defined as Core Operating Income:

•	plus depreciation and amortization;

•	minus capital expenditures, excluding unplanned interconnection projects; and

•	minus investments in certain partnerships.

The performance levels are based on our 2008 business plan approved by our Board of Directors.

Electric Transmission & Distribution and Natural Gas Distribution

The composite Electric Transmission & Distribution and the composite Natural Gas Distribution goal achievement each consisted of the following performance objectives:

Performance Objectives	Electric Transmission & Distribution Performance Objectives Actual Achievement	Natural Gas Distribution Performance Objectives Actual Achievement	Weighting
Business Unit Core Operating Income	88%	75%	44%
Modified Cash Flow	150%	95%	31%
Operational Performance Measures	123%	130%	25%

“Operational Performance Measures” for Electric Transmission & Distribution and Natural Gas Distribution consisted of the number of customer calls answered within 30 seconds and several safety indices. Achievement of this objective is based on achieving various levels related to maintaining or improving past performance in these areas.

Interstate Pipelines

The composite Interstate Pipelines goal achievement consisted of the following performance objectives:

Performance Objectives	Performance Objectives Actual Achievement	Weighting
Business Unit Core Operating Income	200%	44%
Modified Cash Flow	150%	19%
Operational Performance Measures	138%	37%

“Operational Performance Measures” for Interstate Pipelines related to the level of customer satisfaction, the efficient use of fuel, a safety index, an environmental compliance index, compliance with a Department of Transportation safety self-audit, certain expansion projects and controllable expenses. Achievement of this objective is based on achieving various levels related to maintaining or improving past performance in these areas.

Field Services

The composite Field Services goal achievement consisted of the following performance objectives:

Performance Objectives	Performance Objectives Actual Achievement	Weighting
Business Unit Core Operating Income	200%	62%
Modified Cash Flow	150%	12%
Operational Performance Measures	150%	26%

“Operational Performance Measures” for Field Services consisted of a safety index, the system availability of Service Star, a customer service goal and new well connects. Achievement of this objective is based on achieving various levels related to maintaining or improving past performance in these areas.

Example of Funding and Distribution of the Short Term Incentive Plan Awards. The following example is provided to illustrate the funding and distribution of the short term incentive plan. For purposes of this example, we have assumed a base salary earned of $500,000, a short term incentive plan target of 75% and a funded achievement level of 120%.

Funding of the Short Term Incentive Plan Award:

Base salary earned during the year		$500,000

Short term incentive plan target percentage	X	75%

Target individual award amount		$375,000

Funded achievement level	X	120%

Funding of the short term incentive plan award		$450,000

Distribution of the Short Term Incentive Plan Award:

Funding of the short term incentive plan award per above		$450,000

Formulaic award percentage	X	50%

Formulaic portion paid		$225,000

Any amount paid above the formulaic portion is at the discretion of the Committee.

Equity Incentive Plan Awards

Long Term Incentive Plan Awards Granted in February 2008. To determine the amount of long term incentive compensation granted, each named executive officer’s base salary was multiplied by his long term incentive target percentage. The resulting amount of long term incentive compensation for each of the awards of performance shares and stock awards was then divided by the average of the high and low market price of our common stock on the New York Stock Exchange on February 20, 2008. The grants were determined as follows:

Description	McClanahan	Whitlock	Rozzell	Standish
Base Salary(a)	$1,030,000	$505,000	$475,000	$457,000
Long term incentive target	200%	135%	135%	135%
Long term incentive compensation at target	$2,060,000	$681,750	$641,250	$616,950
Performance share portion (70%)	$1,442,000	$477,225	$448,875	$431,865
Performance shares granted at target (rounded to the nearest 100 shares)(b)	93,600	31,000	29,100	28,000
Stock award portion (30%)	$618,000	$204,525	$192,375	$185,085
Stock award shares granted at target (rounded to the nearest 100 shares)	40,100	13,300	12,500	12,000

(a)	For Mr. McClanahan as of December 31, 2007, and for Messrs. Whitlock, Rozzell and Standish as of April 1, 2008.

(b)	Because the performance shares were divided into three equal awards, Messrs. Whitlock and Standish’s actual awards totaled 31,002 and 28,002, respectively, as shown in the table Grants of Plan-Based Awards for Fiscal Year 2008.

Mr. Harper, who joined the Company in December 2008, was not eligible to participate in these awards.

Performance Shares. Participants received three separate awards, with vesting of each award based on one of the independent performance objectives listed below:

Performance Objectives	Threshold Achievement (50%)	Target Achievement (100%)	Maximum Achievement (150%)
Total shareholder return based upon companies in the S&P Utility Index regulated company subset	10th position or higher	Linear interpolation between Threshold and Maximum achievement	3rd position or higher
Core operating income	$3.150 billion	$3.370 billion	$3.470 billion
Modified cash flow	$2.183 billion	$2.403 billion	$2.503 billion

The 18 companies included in our regulated company subset of the S&P Utility Index as of January 1, 2008 were:

Ameren Corporation	Nicor Inc.
American Electric Power Company	NiSource Inc.
CenterPoint Energy, Inc.	Pepco Holdings, Inc.
Consolidated Edison, Inc.	PG&E Corporation
CMS Energy Corporation	Pinnacle West Capital Corporation
DTE Energy Company	Progress Energy, Inc.
Duke Energy Corporation	Southern Company
FirstEnergy Corporation	TECO Energy, Inc.
FPL Group, Inc.	Xcel Energy Inc.

Core Operating Income is based on reported operating income adjusted to remove the effect of specified items, either positive or negative, to reflect true operational business performance in the period being measured. Adjustments are the following:

•

Income or loss (excluding allowance for funds used during construction) from any partnerships in which the company holds an equity interest, which is recorded as equity income per accounting rules. Partnership income or loss from the Southeast Supply Header Pipeline joint venture is adjusted to reflect 50% debt/50% equity capital structure;

•	Income or loss related to the Company’s stranded cost recovery;

•	Any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan;

•

Certain restructuring costs incurred including termination benefits provided to current employees that are voluntarily or involuntarily terminated, costs to terminate a contract that is not a capital lease and costs to consolidate facilities or relocate employees;

•	Impairment of goodwill;

•	The financial impacts of any acquisitions, mergers and divestitures, including expenses not reflected in the plan related to the formation of a master limited partnership or joint venture; and

•	The financial impacts of any changes in accounting standards.

Modified Cash Flow is based on our reported operating income, adjusted for those items, either positive or negative, to reflect true operational business performance in the period being measured, as defined below:

Core Operating Income, as calculated above

•	Plus depreciation and amortization included in the calculation of the Core Operating Income goal (excluding Transportation Depreciation);

•

Less capital expenditures (excluding allowance for funds used during construction, unplanned projects required by regulation and any significant expenditures for capital projects approved by the CenterPoint Energy Board of Directors not included in the plan; including capital expenditures incurred for the Waskom partnership which were budgeted as a direct capital expenditure);

•	Adjusted for impacts to capital expenditures of any acquisitions, mergers and divestitures (including any master limited partnership); and

•	Adjusted for impacts to capital expenditures for any changes in accounting standards.

Refer to “Compensation Discussion and Analysis—Review of Elements of Compensation—Long Term Incentives” and “—Long Term Incentive Plan Awards in February 2008” for a discussion of vesting and dividend rights associated with awards under our long term incentive plan.

Outstanding Equity Awards At Fiscal Year-End 2008

The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2008. The closing stock price on the NYSE on December 31, 2008 was $12.62.

	Option Awards(1)					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
McClanahan	68,959	-	-	18.2783	3/1/2009	-	-	281,800	3,356,316
	84,873	-	-	14.0077	2/24/2010	-	-	-	-
	148,864	-	-	31.9786	3/5/2011	-	-	-	-
	203,377	-	-	6.4378	3/4/2012	-	-	-	-
	103,900	-	-	5.6400	3/3/2013	-	-	-	-
	106,100	-	-	10.9200	3/2/2014	-	-	-	-
Whitlock	26,522	-	-	21.6777	7/31/2011	-	-	86,802	1,095,441
	76,597	-	-	6.4378	3/4/2012	-	-	-	-
	40,600	-	-	5.6400	3/3/2013	-	-	-	-
	35,200	-	-	10.9200	3/2/2014	-	-	-	-
Rozzell	62,767	-	-	31.9786	3/5/2011	-	-	82,400	1,039,888
	74,263	-	-	31.1347	4/1/2011	-	-	-	-
	56,539	-	-	6.4378	3/4/2012	-	-	-	-
	37,100	-	-	10.9200	3/2/2014	-	-	-	-
Standish	7,073	-	-	18.2783	3/1/2009	-	-	70,702	892,259
	21,295	-	-	14.0077	2/24/2010	-	-	-	-
	41,254	-	-	31.9786	3/5/2011	-	-	-	-
	54,106	-	-	6.4378	3/4/2012	-	-	-	-
	29,100	-	-	5.6400	3/3/2013	-	-	-	-
	24,800	-	-	10.9200	3/2/2014	-	-	-	-
Harper	-	-	-	-	-	50,000	631,000	-	-

(1)	None of the awards have been transferred.

(2)	Mr. Harper’s stock awards will vest as follows: 16,667 on December 10, 2009, 16,667 on December 10, 2010 and 16,666 on December 10, 2011. Outstanding stock awards with performance goals will fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	McClanahan	Whitlock	Rozzell	Standish
February 22, 2006	Stock Award	February 22, 2009	40,400	11,900	11,600	8,400
February 21, 2007	Performance Shares	December 31, 2009	75,400	21,400	20,400	15,600
February 21, 2007	Stock Award	February 21, 2010	32,300	9,200	8,800	6,700
February 20, 2008	Performance Shares	December 31, 2010	93,600	31,002	29,100	28,002
February 20, 2008	Stock Award	February 20, 2011	40,100	13,300	12,500	12,000
Total			281,800	86,802	82,400	70,702

Option Exercises and Stock Vested for Fiscal Year 2008

The following table indicates the number and value of stock options exercised and stock awards vested during 2008.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
McClanahan	-	-	144,030	2,194,323
Whitlock	-	-	42,880	654,078
Rozzell	-	-	42,110	642,913
Standish	-	-	28,460	430,800
Harper	-	-	-	-

(1)	For each of the named executive officers, the Stock Awards consist of the following:

Name	Performance Share Awards for the 2006-2008 Performance Cycle		Stock Award Granted February 21, 2005 That Vested February 21, 2008
	Number of Shares (#)	Value Realized on Vesting(a) ($)	Number of Shares (#)	Value Realized on Vesting(b) ($)
McClanahan	103,730	1,504,085	40,300	690,238
Whitlock	30,580	443,410	12,300	210,668
Rozzell	29,810	432,245	12,300	210,668
Standish	21,560	312,620	6,900	118,180
Harper	-	-	-	-

(a)	Value Realized on Vesting for the performance share awards was determined using the average of the high and low market prices of our common stock ($12.49) on the New York Stock Exchange on the date the performance achievement level was approved by the Compensation Committee, together with a dividend equivalent amount equal to the dividends accrued during the performance period ($2.01 per share) on our shares of common stock. The number of performance shares vested was determined based on an achievement level of 110%.

(b)	Value Realized on Vesting for the stock awards was determined using the average of the high and low market prices of our common stock ($15.365) on the New York Stock Exchange on the vesting date together with dividend equivalents per share during the vesting period of $1.7625.

Pension Benefits

Pension benefits for our named executive officers are provided under a tax-qualified defined benefit pension plan—the CenterPoint Energy Retirement Plan. In addition, our named executive officers are eligible for benefits under a benefit restoration plan, also a defined benefit plan. Participants are fully vested in both plans after three years of service. For all employees hired on or after January 1, 1999, participants accumulated a retirement benefit based upon a cash balance formula of four percent of base salary and short term incentive compensation through December 31, 2008. For all employees hired prior to January 1, 1999, benefits accrued based on a participant’s years of service, final average pay and covered compensation through December 31, 2008. Beginning January 1, 2009, this final average pay formula benefit under the retirement plan was frozen as to any future accruals. The lump sum value of the age-65 annuity for all final average pay formula participants was calculated using an interest conversion rate of 4.52% as of January 1, 2009. This lump sum amount will continue to grow annually with interest, based on the 30-year Treasury rate from the prior November of each year, until commencement of the benefit. Effective January 1, 2009 all participants are eligible for a retirement benefit based on a cash balance formula of five percent of base salary and short term incentive compensation. Benefits that may not be provided under the retirement plan because of Internal Revenue Code annual limits on benefits and compensation are made in a bookkeeping account under the benefit restoration plan. This excess benefit amount is determined based on the final average pay formula and the cash balance formula under the retirement plan, as applicable. In order to comply with the requirements under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Benefit Restoration Plan (“CNP Benefit Restoration Plan”) for excess benefits that accrued or vested from and after 2005. This plan is subject to Section 409A. Benefits accrued under this plan are generally paid in a lump sum six months following separation from service, and all of our named executive officers participate in this plan. Messrs. McClanahan and Standish also have a benefit under the 1991 CenterPoint Energy Benefit Restoration Plan (“1991 Benefit Restoration Plan”), which provides for excess benefits that were earned and vested prior to 2005. The 1991 Benefit Restoration Plan is not subject to Section 409A, and benefits under this plan are paid at the same time and in the same form and manner as distributions from the retirement plan. The benefit restoration plans also provide for the inclusion of short term incentive compensation in the final average pay formula for calculating benefits for certain executives, including Messrs. McClanahan and Standish. Neither benefit restoration plan provides any past service credits or accelerated service benefits.

The table below provides information regarding our named executive officers’ accumulated benefits under our retirement and benefit restoration plans.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments during 2008 ($)
Final Average Pay Formula(1)
McClanahan	Retirement Plan	34.4	1,227,910	-
	CNP Benefit Restoration Plan	4.0	6,132,101	-
	1991 Benefit Restoration Plan	31.0	5,893,546	-
Standish	Retirement Plan	27.0	852,571	-
	CNP Benefit Restoration Plan	4.0	1,063,656	-
	1991 Benefit Restoration Plan	23.0	845,573	-
Cash Balance Formula(2)
Whitlock	Retirement Plan	7.4	66,119	-
	CNP Benefit Restoration Plan	7.4	129,944	-
Rozzell	Retirement Plan	7.8	67,881	-
	CNP Benefit Restoration Plan	7.8	135,923	-
Harper	Retirement Plan	-	540	-
	CNP Benefit Restoration Plan	-	-	-

(1)	Through December 31, 2008, Messrs. McClanahan and Standish accrued benefits based on years of service, final average pay and covered compensation, which we refer to as the final average pay (FAP) formula. Final average pay means the highest base salary for 36 consecutive months out of the 120 consecutive months immediately preceding the earlier of retirement or December 31, 2008. Messrs. McClanahan and Standish’s retirement plan benefit is calculated under the following formula:

1.5% x FAP x Service + [.44% x (FAP - Social Security Covered Compensation) x Service]

In the final average pay formula, the maximum service is 35 years. In addition, the age 65 benefit is not reduced for early retirement if retirement occurs at age 60 or later with at least 30 years of service. Early retirement subsidies are also provided for participants who are age 55 or older with at least 30 years of service. Messrs. McClanahan and Standish also accrued a benefit under the benefit restoration plans based on the final average pay formula as if the Internal Revenue Code limits did not apply. In addition, short term incentive compensation is included in the formula for calculating the benefit payable under the benefit restoration plans for certain key officers, including Messrs. McClanahan and Standish. Beginning in 2009, Messrs. McClanahan and Standish will accrue a benefit under the CNP Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code compensation limits did not apply. In addition, Mr. McClanahan receives approximately seven months of service (valued at $230,584 as of December 31, 2008) under a supplemental agreement.

The present value for Messrs. McClanahan and Standish was calculated based on benefits accrued through December 31, 2008 assuming retirement at the earliest age without a reduction in benefits (at least age 60 with at least 30 years of service). The calculation assumes the participant is equally likely to commence the benefit in the form of a single life annuity or a lump sum distribution. The single life annuity is the normal form of benefit under the plan. Mortality assumptions for discounting annuities are based on the RP-2000 Combined Healthy Mortality Table projected to 2008 using Scale AA and an interest rate of 6.9%. The lump sum distribution is calculated as the present value of the accrued benefit commencing at age 65 assuming interest rates of 5.9%, 6.65% and 6.9%, for benefits paid within the first five years, 5th through 20th years and all remaining years, respectively and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. The interest rate for discounting payments back to December 31, 2008 was 6.9%. These assumptions, where applicable, are the same assumptions disclosed in “Stock Based Incentive Compensation Plans and Employee Benefit Plans—Pension and Postretirement Benefits” in Note 2(p) in our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(2)	Messrs. Whitlock, Rozzell and Harper’s benefits are based solely on the cash balance formula under the retirement plan. Interest accrues in the current year at the “applicable interest rate” prescribed under the Internal Revenue Code for the previous November based upon the account balance as of the end of the previous year. The interest rate for the 2008 plan year was 4.52%. In addition, Messrs. Whitlock and Rozzell accrued an excess benefit amount under the CNP Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code annual benefit and compensation limits did not apply. During 2008, Mr. Harper did not reach any of the limits under the Internal Revenue Code and therefore did not accrue any benefit under the CNP Benefit Restoration Plan. Mr. Harper will become fully vested as of December 8, 2011.

The present value for Messrs. Whitlock, Rozzell and Harper was calculated based on benefits accrued through December 31, 2008 payable at age 65 (the earliest retirement age where the benefit is not reduced). Account balances are assumed to accumulate interest credits until age 65 at 4.75%. Since this is a cash balance plan, the lump sum payment is equal to the participant’s account balance at retirement. The single life annuity is calculated by dividing the account balance by the present value factor of an immediate single life annuity assuming interest rates of 5.9%, 6.65% and 6.9% for benefits paid within the first five years, 5th through 20th years and all remaining years, respectively and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. To calculate the present value of the benefit in the table, mortality assumptions are based on the RP-2000 Combined Healthy Mortality Table projected to 2008 using Scale AA, and the interest rate for discounting payments back to December 31, 2008 is 6.9%.

Savings Plan and Savings Restoration Plans

Under our savings plan prior to 2009, participants could contribute up to 16%, on a pre-tax and/or after-tax basis, of their plan eligible compensation. We made a matching contribution of 75% of the first six percent contributed by employees on a payroll-period basis. We could make an additional discretionary matching contribution of up to 50% of the first six percent contributed by employees in the prior year determined based on the Company’s overall business performance for that year. In 2008, we paid the full amount of the discretionary match for 2007. The contributions to the savings plan are immediately vested. Effective January 1, 2009, we amended the savings plan to provide that participants may contribute up to 50% on a pre-tax basis of their plan-

eligible compensation. In addition, beginning January 1, 2009, the Company makes a matching contribution of 100% of the first 6% contributed by employees on a payroll-period basis and has discontinued the discretionary match under the savings plan. Payment options under the savings plan include (i) a lump sum payment or (ii) annual, semi-annual, quarterly or monthly installments over a period elected by the participant, not to exceed ten years. Once the annual compensation limit under the Internal Revenue Code is reached in the savings plan, CenterPoint Energy’s matching contribution is made in a bookkeeping account under the savings restoration plan. In order to comply with the provisions under Code Section 409A, we established the CenterPoint Energy Savings Restoration Plan (“CNP Savings Restoration Plan”) for all benefits earned or vested from and after 2005, and this plan is subject to Section 409A. Benefits under the CNP Savings Restoration Plan are paid in a lump sum following the participant’s separation from service. Benefits earned and vested prior to 2005 are payable under the 1991 CenterPoint Energy Savings Restoration Plan (“1991 Savings Restoration Plan”), and no new benefits are provided from and after 2005 under this plan. The 1991 Savings Restoration Plan is not subject to Section 409A, and benefits are paid under this plan at the same time and in the same form and manner as distributions payable from the savings plan. Earnings on both restoration plans are based on each participant’s annual rate of return on their account in the savings plan. Participants are not permitted to make voluntary deferrals into either savings restoration plan.

Deferred Compensation Plans

Our current deferred compensation plan permits eligible key employees to elect voluntarily each year to defer a percentage of up to 100% of salary and/or short term incentive compensation. The Company amended the Deferred Compensation Plan as of December 31, 2007, renamed it the 1989 Deferred Compensation Plan and froze the plan to new participants and benefit accruals as of December 31, 2007. Effective January 1, 2008, obligations with respect to deferrals under the 1989 Plan after December 31, 2004, along with all associated earnings were transferred to and are paid from the 2005 Deferred Compensation Plan, which was adopted effective as of January 1, 2008, to replace the 1989 Plan. References to our deferred compensation plan include both our 2005 Deferred Compensation Plan, which covers amounts subject to Section 409A, as well as our 1989 Deferred Compensation Plan, which covers amounts which are exempt from Section 409A. Under the terms of our deferred compensation plan, interest accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent. Participants in the plan currently may elect to receive distributions of their deferred compensation and interest in three ways: (i) an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain age 65, (ii) a lump sum distribution upon retirement or (iii) 15 annual installments commencing upon retirement. If a participant terminates employment prior to age 55, a lump sum distribution of his or her deferral amount plus interest, calculated using the Moody’s rate and excluding the additional two percentage points, will be made regardless of his or her form of election. For deferrals under the 2005 Deferred Compensation Plan, if a participant terminates employment after age 55, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her termination or 15 annual installments commencing upon his or her separation from service. For deferrals under the 1989 Deferred Compensation Plan, if a participant terminates employment from and after age 55 but prior to age 60, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her separation from service or 15 annual installments commencing upon his or her separation from service. If a participant terminates employment after age 60 under the 1989 Deferred Compensation Plan, the deferral amount plus interest, including the additional two percent, will be paid in accordance with the participant’s distribution elections after he or she reaches age 65. None of the named executive officers elected to defer monies in the plan during 2008.

From 1985 to 1988, we offered the 1985 Deferred Compensation Plan that permitted participants to elect to defer all or part of their eligible compensation in those years. Higher fixed interest rates were available for deferrals made under the prior deferred compensation plan as a result of higher prevailing market rates at that time. Distribution payments generally follow the same procedures described above for 15 annual installments; however, the fixed interest rate established at the time of deferral is used.

Each of our deferred compensation plans discussed above is a nonqualified, unfunded plan, and the employees are general, unsecured creditors of CenterPoint Energy. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under any of these plans. Please refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” on page 50 for funding of the plans upon a change in control.

Nonqualified Deferred Compensation Table

The following table provides information with respect to benefits under the deferred compensation plans and the savings restoration plans.

Name	Plan Name	Company Contributions in 2008 ($)(1)	Aggregate Earnings in 2008 ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2008 ($)
McClanahan	1989 Deferred Compensation Plan	-	106,965	-	1,355,680
	1985 Deferred Compensation Plan(3)	-	32,136	-	201,271
	CNP Savings Restoration Plan	100,012	(183,054)	-	415,163
	1991 Savings Restoration Plan	-	(195,400)	-	443,161
Whitlock	1989 Deferred Compensation Plan	-	386	-	4,892
	CNP Savings Restoration Plan	30,960	(43,109)	-	155,550
	1991 Savings Restoration Plan	-	(42,627)	-	153,813
Rozzell	CNP Savings Restoration Plan	28,499	(46,852)	-	146,752
	1991 Savings Restoration Plan	-	(48,494)	-	151,895
Standish	1989 Deferred Compensation Plan	-	17,420	-	220,787
	1985 Deferred Compensation Plan(3)	-	22,217	-	139,140
	CNP Savings Restoration Plan	26,586	(36,496)	-	97,189
	1991 Savings Restoration Plan	-	(35,133)	-	93,558

(1)	The Company Contributions in 2008 column for the savings restoration plans include employer matching contributions that could not be made to the savings plan due to limitations under the Internal Revenue Code. Our contributions to the savings plan and the savings restoration plans for the named executive officers are also included in the footnote to the All Other Compensation column of the Summary Compensation Table.

(2)	Aggregate Earnings in 2008 consist of earnings on prior plan deferrals. This interest rate for 2008 for the 1989 Deferred Compensation Plan was 8.57% with interest compounded annually. Messrs. McClanahan, Whitlock and Standish have deferrals under this plan.

The interest crediting rate under the terms of the 1985 Deferred Compensation Plan was a fixed rate based upon the age of the participant at the time of deferral. Messrs. McClanahan and Standish are the only named executive officers who previously deferred under this plan and their interest crediting rate is 19%, with interest compounded annually. The above-market portion of these 2008 aggregate earnings is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

Aggregate Earnings in 2008 also includes gains and losses on both savings restoration plans determined based on the participant’s balances as of January 1, 2008 plus any matching contributions credited for that year. The gains and losses are calculated using the annualized rate of return for the participant’s account in the Savings Plan based on the investment funds selected under the Savings Plan by the participant.

(3)	In 1985, CenterPoint Energy entered into corporate-owned life insurance policies on the lives of Messrs. McClanahan and Standish who contributed to the 1985 Deferred Compensation Plan. These policies were entered into with their consent. Proceeds upon their deaths are payable to CenterPoint Energy and are available to offset the benefit payments from the plan.

Mr. Harper commenced employment on December 8, 2008 and therefore was not eligible for the 2005 Deferred Compensation Plan in 2008. In addition, Mr. Harper was not subject to any of the limits under the Internal Revenue Code and therefore did not accrue any benefit under the CNP Savings Restoration Plan.

Potential Payments upon Change in Control or Termination

Our change in control agreements with certain executives, including each of our named executive officers, provide for payments and other benefits in the event a covered termination of employment occurs within two years after the completion of a transaction that effects a change in control. A change in control will be deemed to occur under the agreements if:

•	any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities, unless these securities are acquired directly from CenterPoint Energy;

•	the members of our Board on the date of the agreement, and successors designated as provided in the agreement, cease to constitute a majority of the Board;

•	there is a merger or consolidation of, or involving, CenterPoint Energy unless:

•	more than 70% of the surviving corporation’s outstanding voting securities are owned by former shareholders of CenterPoint Energy,

•

if the transaction involves CenterPoint Energy’s acquisition of another entity, the total fair market value of the consideration plus long-term debt of business being acquired does not exceed 50% of the total fair market value of CenterPoint Energy’s outstanding voting securities, plus CenterPoint Energy’s consolidated long-term debt,

•	no person is the direct or indirect beneficial owner of 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction, and

•	a majority of the members of the board of directors of the parent corporation resulting from the transaction were members of our Board immediately prior to consummation of the transaction; or

•	there is a sale or disposition of 70% or more of CenterPoint Energy’s assets unless:

•

individuals and entities that were beneficial owners of CenterPoint Energy’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 70% of the then outstanding voting securities of CenterPoint Energy (if it continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity), and

•

a majority of the members of our Board (if CenterPoint Energy continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity) were members of our Board immediately prior to the asset sale.

Under these agreements, a covered termination occurs if the officer’s employment is terminated for reasons other than death, disability (as defined in our long-term disability plan), termination on or after age 65, involuntary termination for cause (as defined), or resignation of the officer unless such resignation is due to (a) a failure to maintain the officer in his position or a substantially equivalent position; (b) a significant adverse change in the authorities, powers, functions, responsibilities or duties held; (c) a reduction in the officer’s base salary; (d) a significant reduction in the officer’s qualified, nonqualified and welfare benefits; (e) a reduction in the officer’s overall compensation; (f) a change in the location of the officer’s principal place of employment by more than 50 miles; or (g) a failure to provide directors’ and officers’ liability insurance covering the officer.

The agreements provide that we will pay an officer experiencing a covered termination of employment a lump sum amount equal to three times the sum of the officer’s base salary plus short term incentive award at target (two times for Messrs. Standish and Harper). For officers who are not age 55 or older with five years of service, the agreements also provide for a short term incentive lump sum payment based on eligible earnings to the date of termination multiplied by his short term incentive target. All named executive officers other than Mr. Harper meet the age and service requirements and therefore would be entitled to a similar pro rata short term incentive payment under the terms of the short term incentive plan. Three years of service (two years for Messrs. Standish and Harper) will be added for benefit purposes under the retirement plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the benefit restoration plan is paid. In addition, the agreements provide for welfare benefits for a period of two years, career transition placement services and the reimbursement of legal fees incurred related to the severance. The agreements also provide for us to make a tax gross-up payment to the officer if the officer is determined to owe any excise tax under Internal Revenue Code Section 4999 on “excess parachute payments.” Excess parachute payments are defined in Internal Revenue Code Section 280G(b) and may include payments under the change in control agreements or other agreements or arrangements, including the change in control provisions of the long term incentive plan awards described below. The tax gross-up payment would be an amount sufficient to make the officer whole, after payment of applicable taxes, including excise taxes, interest and penalties assessed. The total change in control payment is subject to a reduction of up to 10% if such reduction would avoid triggering excise tax.

An officer must sign a waiver and release in connection with any claims relating to the executive’s employment with or separation from the company prior to receiving any benefits under the change in control agreement. The agreements also provide that for one year following a covered termination, an officer is prohibited from hiring or soliciting any employees to leave our employment or solicit or attempt to solicit the business of any of our customers or acquisition prospects. In addition, for one year following a covered termination, an officer is prohibited, without prior written consent, from engaging in any business or accepting employment with or rendering services to a business that is in competition with us. These non-solicit and non-compete restrictions are limited to a 50-mile radius around any geographical area in which we engage in operations or marketing of products or services. The term of the agreements is one year, and they renew automatically for successive one-year terms unless the Board takes action to revise or terminate them.

Change in control provisions in our current long term incentive plan. The change in control agreements described above do not provide for any payments related to outstanding awards under our current long term incentive plan. The terms of outstanding awards to the named executive officers under our current long term incentive plan require us to make payments to these officers in the event of a change in control (which has the same definition contained in the change in control agreements), without regard to whether the officer’s employment is terminated. The different outstanding award types under the long term incentive plan are treated as follows:

Stock Awards. We would be required to settle rights relating to unvested stock awards by delivering to the officers shares of our common stock, without regard to whether any performance-based vesting conditions have been satisfied, together with shares having a market value equal to accrued dividend equivalents on those shares. Alternatively, the Compensation Committee could elect to settle these rights by paying cash in an amount equal to the fair market value of the shares otherwise deliverable.

Performance Shares. We would be required to settle rights relating to unvested performance shares by delivering the number of shares that would be required if performance was at the target achievement level plus dividend equivalent shares as described above. Alternatively, the Compensation Committee could elect to settle these rights by paying cash in an amount equal to the fair market value of the shares otherwise deliverable.

Options. We would be required to settle unexercised stock options from our current long term incentive plan in cash for a per share amount equal to the excess of the fair market value of the common stock over the exercise price. The fair market value of our common stock for purposes of these provisions is the average of the high and low market prices on the date immediately preceding the date on which the change in control occurs.

Payments in the event of change in control. The table below presents amounts that would have been payable in settlement of outstanding awards under our current long term incentive plan if a change in control had occurred on December 31, 2008. It also presents amounts that would have been payable and the value of benefits provided under the change in control agreements assuming a covered termination of employment occurred on December 31, 2008 following a change in control. These amounts were based on the change in control agreements that became effective January 1, 2009 instead of the agreements that expired in order to provide a more meaningful description of the amounts that would be currently applicable. The amounts that would have been paid under the agreements that expired on December 31, 2008 would have been substantially similar to these amounts.

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2008 (which was $12.62). The numbers in the table and the accompanying footnotes have been rounded to the nearest one thousand dollars.

Type of Payment	McClanahan	Whitlock	Rozzell	Standish	Harper
Severance amount	$6,403,000	$2,669,000	$2,511,000	$1,481,000	$1,156,000
Short term incentive plan(1)	1,053,000	498,000	468,000	448,000	-
Long term incentive plan:(2)
Performance shares	4,490,000	1,359,000	1,302,000	1,049,000	-
Stock awards	1,602,000	488,000	467,000	382,000	631,000
Stock options(3)	2,163,000	817,000	413,000	580,000	-
Benefit restoration plan(4)	1,416,000	141,000	135,000	288,000	28,000
Health and welfare benefits	19,000	28,000	19,000	19,000	28,000
Outplacement	6,000	6,000	6,000	6,000	6,000

Total benefit	17,152,000	6,006,000	5,321,000	4,253,000	1,849,000

Excise tax gross-up(5)	3,467,000	1,209,000	-	-	606,000

Total payment	$20,619,000	$7,215,000	$5,321,000	$4,253,000	$2,455,000

(1)	Under the terms of our short term incentive plan, an individual age 55 or older with at least five years of service is eligible for a pro rata payment upon termination, without regard to whether it is preceded by a change in control, based on his eligible earnings to the date of termination multiplied by his short term incentive target. Messrs. McClanahan, Whitlock, Rozzell and Standish satisfy the retirement provisions under the plan, and a change in control does not impact this payment. Mr. Harper does not satisfy the retirement provisions under the plan. Refer to “—Payments upon termination of employment.”

(2)	The change in control provisions under our current long term incentive plan are not conditioned upon termination of employment. The payments are determined as described under “Potential Payments upon Change in Control – Change in control provisions in our current long term incentive plan.” Amounts shown for the long term incentive plan in this table include amounts in the “Payments upon termination of employment” table below.

(3)	The amounts shown represent the cash payment the officers would receive upon a change in control for all outstanding options as of December 31, 2008 granted under our current long term incentive plan. The amount is based on the excess of the closing market price of our common stock on the New York Stock Exchange on December 31, 2008 over the exercise price of the outstanding options. As of March 3, 2007, the named executive officers were fully vested in all outstanding options and could realize the gain on the options at any time through normal exercises and market sales of the shares acquired.

(4)	Amounts shown consist of the increase in actuarial present value of the accrued benefit that would result from crediting an additional three years of service for Messrs. McClanahan, Whitlock and Rozzell and an additional two years of service for Messrs. Standish and Harper. For purposes of calculating these amounts, the actual 2008 lump sum interest rate was 4.52%. Immediate commencement of the benefit was also assumed.

(5)	The excise tax gross-up amount is calculated in accordance with Internal Revenue Code Section 280G and takes into account all applicable payments under the change in control agreements as well as those under the current long term incentive plan. For purposes of the excise tax gross-up amount, 120% of the relevant applicable federal rate was used to discount certain annuity-type benefit payments. For purposes of this table, no portion of the severance amount has been allocated to non-compete restrictions described above. Depending upon the facts and circumstances, any such allocation may result in a reduction of the excise tax or prevent the excise tax from being triggered for a particular executive.

Upon a change in control, each named executive officer would also receive payment for any fully vested benefits to which he is already entitled or which are required to be provided by law. These benefits include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration and deferred compensation plans, as well as the continuation of health coverage required by the Consolidated Omnibus Budget Reconciliation Act (COBRA).

Payments upon termination of employment. Certain benefits are payable to a named executive officer upon his termination of employment other than in the event of a change in control as described above. The table below presents information on the value of short term and long term incentive benefits that would be provided if a named executive officer terminated employment as of December 31, 2008.

For purposes of the calculations in the following table, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing stock price for CenterPoint Energy common stock on December 31, 2008 (which was $12.62). The numbers in the table and the accompanying footnotes have been rounded to the nearest one thousand dollars.

Type of Payment	McClanahan	Whitlock	Rozzell	Standish	Harper
Short term incentive plan(1)	$1,053,000	$498,000	$468,000	$448,000	$-
Long term incentive plan:(2)
Performance shares	2,567,000	764,000	736,000	572,000	-
Stock awards	1,013,000	301,000	290,000	225,000	-

Total	$4,633,000	$1,563,000	$1,494,000	$1,245,000	$-

(1)	Under the terms of our short term incentive plan, an individual age 55 with five years of service satisfies the retirement provisions under the plan and is eligible for a pro rata plan distribution based on eligible earnings to date multiplied by his short term incentive target at the target level of achievement. Messrs. McClanahan, Whitlock, Rozzell and Standish satisfy the retirement provisions under the plan, and a change in control does not impact this payment. Mr. Harper does not satisfy the retirement provisions under the plan.

(2)	Under the terms of our current long term incentive plan, an individual age 55 with five years of service satisfies the retirement provisions under the plan and is eligible for a pro rata plan distribution. In the case of performance shares, such distribution is based on the number of days employed in the performance cycle at the target level of achievement. In the case of stock awards, such distribution is based on the number of days employed in the vesting period. Messrs. McClanahan, Whitlock, Rozzell and Standish satisfy the retirement provisions under the plan. Mr. Harper, however, does not satisfy the retirement provisions under the plan.

Upon termination of employment, each named executive officer would also receive payment for any fully vested benefits to which he is already entitled or which are required to be provided by law. These benefits include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration and deferred compensation plans, as well as the continuation of health coverage required by COBRA.

Payments upon termination due to death. If a named executive officer had died on December 31, 2008, the officer’s designated beneficiaries would have been entitled to the amounts set forth in the table above as if the officer had terminated employment. The table below presents information on the value of the benefits also payable if a named executive officer had died on December 31, 2008. The numbers in the table and the accompanying footnotes have been rounded to the nearest one thousand dollars. The beneficiaries would be entitled to the following amounts:

Type of Payment	McClanahan		Whitlock	Rozzell	Standish	Harper
Executive life insurance plan	$2,120,000		$1,010,000	$950,000	$914,000	$-
Executive benefit plan	5,830,000	(1)	-	-	2,514,000	-
Basic life insurance	50,000		50,000	50,000	50,000	50,000

Total	$8,000,000		$1,060,000	$1,000,000	$3,478,000	$50,000

(1)	In 1986, CenterPoint Energy entered into a corporate-owned life insurance policy on the life of Mr. McClanahan who participates in the executive benefit plan. This policy was entered into with his consent. Proceeds upon his death are payable to CenterPoint Energy and are available to offset the benefit payments from the plan.

Each named executive officer’s beneficiaries would also receive payment for any fully vested benefits to which they are already entitled or which are required to be provided by law. These benefits include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration and deferred compensation plans, as well as the continuation of health coverage required by COBRA.

Payments upon disability. If a named executive officer becomes disabled as defined under our long term disability plan, he would receive the amounts shown above for a termination of employment other than in connection with a change in control. Any unvested options become exercisable under the terms of the current long term incentive plan and remain exercisable for one year.

Rabbi Trust

We maintain a trust agreement with an independent trustee establishing a springing rabbi trust for the purpose of funding benefits payable to participants (including each of our named executive officers) under our deferred compensation plans, benefit restoration plans and savings restoration plans and in some instances our long term incentive plan agreements and change in control agreements. The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the covered plans or when required by our Benefits Committee. If there is a change in control (defined in substantially the same manner as in the change in control agreements described under “Potential Payments upon Change in Control”), the grantor trust must be fully funded, within 15 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the covered plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the covered plans). The assets of the grantor trust are required to be held separate and apart from the other funds of CenterPoint Energy and its subsidiaries, but remain subject to the claims of general creditors under applicable state and federal law.

Equity Compensation Plan Information

The following table sets forth information about CenterPoint Energy’s common stock that may be issued under our existing equity compensation plans as of December 31, 2008.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	8,674,392	(2)	$17.64	(3)	3,578,539	(4)
Equity compensation plans not approved by security holders(5)	73,244	(5)	19.33	(3)	-
Totals	8,747,636		$17.67		3,578,539

(1)	Plans approved by shareholders consist of the 1994 Long Term Incentive Compensation Plan, the 2001 Long-Term Incentive Plan and the Stock Plan for Outside Directors. No future grants may be made under the 1994 Long-Term Incentive Compensation Plan.

(2)	Includes, in addition to shares underlying options, an aggregate of 2,818,813 shares issuable upon settlement of outstanding grants of 2,102,313 performance shares (assuming maximum performance is achieved) and 716,500 shares issuable upon settlement of outstanding grants of stock awards.

(3)	The weighted average exercise price applies to outstanding options, without taking into account performance shares or stock awards which do not have an exercise price.

(4)	The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, stock awards, performance units and performance shares. The shares remaining available for issuance generally may be used for any of these types of awards, except that the Stock Plan for Outside Directors provides only for awards of common stock.

(5)	Plans not approved by shareholders consist of the Common Stock Participation Plan for Designated New Employees and Non-Officer Employees. Outstanding awards under the Common Stock Participation Plan, in which participation was limited to new employees and existing employees who are not officers of CenterPoint Energy, generally vest in equal annual increments over three years from the grant date. No future grants may be made under the Common Stock Participation Plan.

Report of the Compensation Committee

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CenterPoint Energy’s proxy statement on Schedule 14A for its 2009 annual meeting, which is incorporated by reference in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, each as filed with the Securities and Exchange Commission.

Thomas F. Madison, Chairman Donald R. Campbell Derrill Cody Michael P. Johnson Peter S. Wareing Sherman M. Wolff

Report of the Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CenterPoint Energy. During 2008, the Audit Committee met six times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement with management and Deloitte & Touche LLP, CenterPoint Energy’s independent registered public accounting firm (independent auditors), prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the auditors and CenterPoint Energy that might bear on the auditors’ independence consistent with applicable Public Company Accounting Oversight Board requirements and (b) discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of CenterPoint Energy’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications and other matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

Management has the responsibility for the preparation of CenterPoint Energy’s financial statements and for its internal controls and the independent auditors have the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of CenterPoint Energy as of and for the fiscal year ended December 31, 2008, with management and the independent auditors. The Audit Committee also reviewed and discussed with management and the independent auditors management’s report and the report and attestation of the independent auditors on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that CenterPoint Energy’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to ratification, Deloitte & Touche as CenterPoint Energy’s independent auditors for the fiscal year ending December 31, 2009.

Michael E. Shannon, Chairman Donald R. Campbell Janiece M. Longoria Robert T. O’Connell Susan O. Rheney Sherman M. Wolff

Principal Accounting Firm Fees

Aggregate fees related to services provided to CenterPoint Energy as a consolidated entity for the fiscal years ending December 31, 2008 and 2007 by CenterPoint Energy’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are set forth below. The Audit Committee has determined that the provision of the non-audit services described below is compatible with maintaining the principal accountant’s independence.

	Year Ended December 31,
	2008	2007
Integrated audit of financial statements and internal control over financial reporting(1)	$5,653,750	$5,208,000
Audit-related fees(2)	258,969	156,720

Total audit and audit-related fees	5,912,719	5,364,720
Tax fees(3)	-	3,081
All other fees	-	-

Total fees	$5,912,719	$5,367,801

(1)	For 2008 and 2007, amounts include fees for services provided by the principal accounting firm relating to the integrated audit of financial statements and internal control over financial reporting, statutory audits, attest services, and regulatory filings.

(2)	For 2008 and 2007, includes fees for consultations concerning financial accounting and reporting standards and various agreed-upon or expanded procedures related to accounting and/or billing records to comply with financial accounting or regulatory reporting matters.

(3)	For 2007, includes fees related to tax compliance services.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services	Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee is responsible for pre-approving audit and non-audit services performed by the independent auditor. In addition to its approval of the audit engagement, the Audit Committee takes action at least annually to authorize the independent auditor’s performance of several specific types of services within the categories of audit-related services and tax services. Audit-related services include assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor. Authorized tax services include compliance-related services such as services involving tax filings, as well as consulting services such as tax planning, transaction analysis and opinions. Services are subject to pre-approval of the specific engagement if they are outside the specific types of services included in the periodic approvals covering service categories or if they are in excess of specified fee limitations. The Audit Committee may delegate preapproval authority to subcommittees.

During 2008, no preapproval requirements were waived for services included in the Audit-related fees, Tax fees and All other fees captions of the fee table above pursuant to the limited waiver provisions in applicable rules of the Securities and Exchange Commission.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (ITEM 2)

The Audit Committee has appointed Deloitte & Touche LLP as independent auditors to conduct the annual audit of CenterPoint Energy’s accounts for the year 2009. Deloitte & Touche LLP (and their predecessors) have served as independent auditors for CenterPoint Energy and its predecessors since 1932. Ratification requires the affirmative vote of a majority of shares of common stock voted for or against the matter. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider the appointment.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from shareholders at the meeting.

Your Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

PROPOSAL TO ADOPT 2009 LONG TERM INCENTIVE PLAN (ITEM 3)

The Board of Directors has adopted the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan (Plan). The Plan is subject to approval by the affirmative vote of the holders of a majority of the shares of the common stock voted for or against adoption of the Plan. Approval also requires that the total votes cast on the matter exceed 50% of the shares of common stock entitled to vote. If the Plan is not approved by the shareholders, it will not become effective. The Plan will provide for the continued availability of stock incentives of the nature provided by the existing long term incentive plan described in the “Compensation Discussion and Analysis.”

The Board of Directors believes that the Plan, like the current long term incentive plan, is important to further the interests of CenterPoint Energy and its shareholders by providing incentives in the form of awards to officers and employees. Such awards will give participants in the Plan an interest in CenterPoint Energy parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such participants in CenterPoint Energy’s continued success and progress, and recognizing outstanding performance and individual contributions. This Plan is important for the ability of CenterPoint Energy and its subsidiaries to attract and retain such officers and employees.

The following is a summary of the principal features of the Plan, a copy of which is attached to this Proxy Statement as Appendix A. This summary is qualified in its entirety by express reference to the complete text of the Plan. See “Federal Income Tax Consequences” below for a general discussion of the federal income tax consequences of the Plan to participants and to CenterPoint Energy.

Description of the Plan

Administration. In general, the Plan will be administered by the Compensation Committee. The Compensation Committee selects the participants and determines the type or types of awards from those available under the Plan and the number of shares to be granted to each participant under the Plan. Participants may include an employee of CenterPoint Energy or any of its subsidiaries. All or part of an award may be subject to conditions established by the Compensation Committee. The Compensation Committee has the power to amend or modify the terms of an award in any manner that is either (1) not adverse to the award recipient, (2) consented to by the award recipient or (3) necessary to maintain consistency with the terms of the Plan. The Compensation Committee will have full and final authority to interpret the Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the Plan.

The Compensation Committee may delegate to the Chief Executive Officer and other senior officers and to a subcommittee its duties under the Plan, and it may also engage or authorize the engagement of third-party administrators to carry out administrative functions under the Plan.

Shares Subject to the Plan. Subject to certain provisions of the Plan, no award shall be granted if it shall result in the aggregate number of shares of common stock issued under the Plan, plus the number of shares of common stock covered by or subject to awards under the Plan then outstanding (after giving effect to the grant of the award in question), exceeding the aggregate of (1) 10,800,000 shares of common stock and (2) the number of shares of common stock available for grants of awards under CenterPoint Energy’s prior long term incentive plan (Prior Plan) as of the effective date of the Plan; provided, however, that no more than 1,000,000 shares of common stock shall be available for incentive stock options. If the Plan is approved by shareholders, no further awards will be made under the Prior Plan. The number of shares of common stock that are subject to awards under the Plan or awards under the Prior Plan outstanding as of the effective date of the Plan that (a) are forfeited, terminated or expire unexercised, (b) are settled in cash in lieu of shares of common stock or (c) are not actually issued due to (i) net settlement of an award or (ii) CenterPoint Energy’s tax withholding obligations with respect to an award, in each case, will again become available for awards. The number of shares available for grant under the Plan will not be reduced by (x) any shares of common stock tendered in connection with the purchase of shares of common stock upon the exercise of an option as described below or (y) shares of common stock delivered under the Plan in settlement of an award issued or made upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity. Shares of common stock subject to an award issued or made as a post-transaction grant under such a plan or arrangement of an acquired entity will not reduce or be counted against the maximum number of shares of common stock available for issuance or delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the applicable securities exchange for equity compensation plans applies. The Compensation Committee may make appropriate adjustments in the number of shares under the Plan to reflect any amendment to the Plan, stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event. Notwithstanding the foregoing, no adjustment or substitution of awards shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Internal Revenue Code (Code), to the extent applicable. As of March 4, 2009, the closing price of a share of our common stock on the New York Stock Exchange was $9.52.

Eligibility. All employees of CenterPoint Energy or any of its subsidiaries are eligible for a grant of awards under the Plan. The Compensation Committee will determine the type or types of awards to be made under the Plan from those available under the Plan and will designate from time to time the participants who are to be granted awards under the Plan.

Types of Awards. Awards under the Plan may be in the form of options, stock appreciation rights (SARs), stock awards, restricted stock unit awards, cash awards or performance awards, as described below. At the discretion of the Compensation Committee, any such award may be granted subject to the attainment of specified performance goals. Awards may consist of those listed below and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Plan or any other employee plan of CenterPoint Energy or any of its subsidiaries, including the Plan of any acquired entity; provided, however, that, other than adjustments allowed under the Plan, the terms of outstanding awards may not be amended to reduce the exercise price of an option or SAR or to cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with a exercise price that is less that the exercise price of the original award without shareholder approval. All or part of an award will be subject to conditions established by the Compensation Committee. Each award will be evidenced in such communications as the Compensation Committee deems appropriate, including in an award agreement, which will contain such terms, conditions and limitations as shall be determined by the Compensation Committee. Award agreements may provide that awards may be cancelled if the participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of CenterPoint Energy, as determined by the Compensation Committee. In connection with the cancellation of an award for such violations, any gains realized on the vesting or exercise of the cancelled award would be required to be repaid to CenterPoint Energy. Upon the death, disability or termination of employment by a participant, any unexercised, unvested or unpaid awards will be treated as set forth in the applicable award agreement or in any other written agreement CenterPoint Energy has entered into with the participant.

Options. Options are rights to purchase a specified number of shares of our common stock at a specified price. The number of shares, the exercise price, and all other terms and conditions of an option are determined by the Compensation Committee on or before the date of grant. An option granted under the Plan may consist of either an incentive stock option that complies with the requirements of Section 422 of the Code or a non-qualified stock option that does not comply with such requirements. The term of an option may not be longer than ten years, and, in general, options must have an exercise price per share that is not less than the fair market value of our common stock on the date of grant.

The exercise price of an option must be paid in full at the time the option is exercised. If permitted by the Compensation Committee and elected by the participant, the exercise price may be paid by means of tendering shares of our common stock. Tendered shares of common stock would be valued at the fair market value of our common stock on the date of exercise. The Compensation Committee will determine acceptable methods for tendering common stock to exercise an option. The Compensation Committee may also adopt additional rules and procedures regarding the exercise of options from time to time, provided that such rules and procedures are not inconsistent with the Plan. In the alternative, the Compensation Committee may provide a “cashless exercise” of an option by cash payment to the option holder equal to the difference between the fair market value per share of common stock on the date of exercise and the exercise price, multiplied by the number of shares with respect to which the option is exercised less any obligation to satisfy tax withholdings.

Stock Appreciation Rights. A SAR is a right to receive a payment, in cash or shares of our common stock, equal to the excess of the fair market value of a specified number of shares of our common stock on the date the rights are exercised over a specified grant price. A SAR may be granted under the Plan to the holder of an option with respect to all or a portion of the shares of common stock subject to the option or may be granted separately. The Compensation Committee will determine the terms, conditions and limitations applicable to any SARs, including the term of any SARs, which may not be longer than ten years, and the date or dates upon which they become exercisable.

Stock Awards. Stock awards consist of restricted and non-restricted grants of common stock. Any terms, conditions and limitations applicable to a stock award will be determined by the Compensation Committee. When a restricted stock award is granted, the grantee is registered as the owner of the shares of restricted stock and is entitled to any dividends paid with respect to the restricted stock. Any share certificates evidencing the restricted stock award must contain legends stating the restrictions applicable to those shares.

Restricted Stock Unit Award. Restricted stock unit awards consist of restricted grants of units denominated in common stock. A restricted stock unit is a unit evidencing the right to receive in specified circumstances one share of common stock or equivalent value in cash that is restricted or subject to forfeiture provisions. The Compensation Committee will determine any terms, conditions and limitations applicable to a restricted stock unit award. In addition, at the discretion of the Compensation Committee, rights to dividend equivalents or interest credits may be extended to and made part of any restricted stock unit award. When the restrictions on a restricted stock unit lapse, shares of common stock or equivalent cash value will be delivered to the participant.

Cash Awards. Cash awards consist of grants denominated in cash. The terms, conditions and limitations applicable to any cash awards will be determined by the Compensation Committee. The Compensation Committee may provide for the crediting of interest or other earnings on cash awards.

Performance Awards. Without limiting the type or number of awards that may be made under the other provisions of the Plan, an award may be in the form of a performance award. The Compensation Committee will determine the terms, conditions and limitations applicable to a performance award. The Compensation Committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of performance awards that will be paid out to the participant and/or the portion that may be exercised.

Qualified performance awards are performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code. Qualified performance awards will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established objective performance goals established by the Compensation Committee prior to the earlier of (1) 90 days after the commencement of the period of service to which the performance goals relate or (2) the lapse of 25% of the period of service. A performance goal may be based upon one or more business criteria that apply to the participant, one or more of our business units, or CenterPoint Energy as a whole, and may include any of the following: earnings per share; earnings per share growth; total shareholder return; economic value added; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; return on capital employed; return on invested capital; shareholder value; net cash flow; operating income; earnings before interest and taxes; cash flow; cash flow from operations; cost reductions; cost ratios (per employee or per customer); proceeds from dispositions; project completion time and budget goals; net cash flow before financing activities; customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Prior to the payment of any compensation based on the achievement of performance goals, the Compensation Committee must certify in writing that the applicable performance goals were satisfied. Section 162(m) generally disallows deductions for compensation in excess of $1 million for some executive officers unless it meets the requirements for being performance-based. The Plan contains provisions consistent with these requirements for qualified performance awards.

Nonqualified performance awards are performance awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code. Nonqualified performance awards shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Compensation Committee or its delegate determines.

Limitations. No participant may be granted, during any one calendar year, awards consisting of options or SARs that are exercisable for more than 1,000,000 shares of common stock. No participant may be granted, during any one calendar year, stock awards or restricted stock unit awards covering or relating to more than 1,000,000 shares of common stock. No participant may be granted awards consisting of cash or in any other form permitted under the Plan (other than awards consisting of options or SARs or stock awards or restricted stock unit awards) in respect of any one calendar year having a value determined on the date of the grant of the award in excess of $8,000,000.

Assignability and Transfer. Except as otherwise provided in the Plan, no award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Compensation Committee may prescribe other restrictions on transfer. Subject to approval by the Compensation Committee in its sole discretion, all or a portion of the awards granted to a participant under the Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (1) the participant’s immediate family members, (2) a trust or trusts for the exclusive benefit of such immediate family members, or (3) a partnership or partnerships comprised of such immediate family members. An option granted under this Plan to an employee shall become transferable by such employee upon or after his or her termination of employment with CenterPoint Energy, to the extent the option is vested and exercisable at the time of such transfer, if (1) the former employee assumes an office or position with a federal, state or local government or agency or instrumentality thereof and (2) following written request to the Compensation Committee identifying the office or position and the basis for the requested determination, the Compensation Committee determines, in its sole discretion, that by reason of the former employee’s holding of such office or position, the holding of such option, the exercise thereof or the acquisition, holding or voting of the common stock issuable upon exercise thereof is, or is likely to, (x) be prohibited or restricted by law, regulation or order, or (y) give rise to or result in an actual or potential conflict of interest, disqualification or similar impediment in or to the exercise of the duties and responsibilities or such office or position.

Amendment and Termination. Our board of directors may amend, modify, suspend or terminate the Plan for the purpose of addressing changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment that would impair the rights of a participant with respect to any outstanding award may be made without the consent of the participant and (2) no amendment legally requiring stockholder approval will be effective until such approval has been obtained.

Federal Income Tax Consequences

The following summary is based upon current interpretations of existing federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which the participant’s income or gain may be taxable.

Nonqualified Stock Options; Stock Appreciation Rights; Incentive Stock Options. Participants will not realize taxable income upon the grant of a non-qualified stock option (“NQSO”) or SAR. Upon the exercise of an

NQSO or SAR, the participant will recognize ordinary income (subject, in the case of employees, to withholding by CenterPoint Energy) in an amount equal to the excess of (i) the fair market value on the date of exercise of the common stock received over (ii) the exercise price (if any) he or she paid for the stock. The participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a NQSO, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “— Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Employees will not have taxable income upon the grant of an incentive stock option (“ISO”). Upon the exercise of an ISO, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (“ISO Stock”) over the exercise price is an item of tax preference that may require payment of an alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the employee will generally recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the ISO Stock. However, if an employee disposes of ISO Stock that has not been held for the requisite holding period (a “disqualifying disposition”), the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such ISO Stock. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless the employee makes a disqualifying disposition of the ISO Stock. If an employee makes such a disqualifying disposition, we will then, subject to the discussion below under “— Certain Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an NQSO or ISO, the participant will recognize income with respect to the common stock received in the manner described above, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the NQSO or ISO exercise price. Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefor in satisfaction of the NQSO or ISO exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of common stock surrendered in satisfaction of the NQSO or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus, in the case of a NQSO, the amount of ordinary income recognized by the participant with respect to the common stock received.

Cash Awards; Restricted Stock Unit Awards; Stock Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the participant to draw upon it. A participant will not have taxable income upon the grant of a restricted stock unit award but rather will generally recognize ordinary compensation income at the time the participant receives common stock or cash in satisfaction of such restricted stock unit award in an amount equal to the fair market value of the common stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award in an amount equal to the fair market value of the common stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the common stock when such stock is received.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time the participant recognizes income under the rules described above with respect to common stock or cash received pursuant to a cash award, stock award or restricted stock unit award. Dividend equivalents that are received by a participant prior to the time that the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the common stock received will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s holding period in such shares will commence on the date income is so recognized.

Subject to the discussion under “—Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Certain Tax Code Limitations on Deductibility. In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the Plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. Our ability to obtain a deduction for amounts paid under the Plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to our executives who are “covered employees” as defined under Section 162(m) to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of performance-based compensation. It is intended that the approval of the Plan by our stockholders will satisfy certain of the requirements for the performance-based exception, and we will be able to comply with the requirements of the Code and Treasury Regulation Section 1.162-27 with respect to the grant and payment of certain performance-based awards (including certain options and SARs) under the Plan so as to be eligible for the performance-based exception. However, it may not be possible in all cases to satisfy all of the requirements for the exception and we may, in our sole discretion, determine that in one or more cases it is in our best interests to not satisfy the requirements for the performance-based exception.

Section 409A. Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred that are earned or vested after 2004, to the extent not subject to a substantial risk of forfeiture, with interest, and a 20% additive income tax. Section 409A may be applicable to certain awards under the Plan. To the extent applicable, we intend that the Plan and awards satisfy the requirements of Section 409A.

Requisite Vote

The vote required for approval of the proposed Plan is the affirmative vote of a majority of the shares of common stock voted for or against the matter. In addition, approval requires that the total votes cast on the matter exceed 50% of the shares of common stock entitled to vote. If the requisite vote is not obtained, the Plan will not become effective.

Your Board of Directors recommends a vote FOR the approval of this proposal to adopt the 2009 Long Term Incentive Plan.

General Information	We began mailing this proxy statement and the accompanying proxy card to shareholders on March 13, 2009. The proxy statement and proxy card are being furnished at the direction of your Board of Directors. We will pay all solicitation costs, including the fee of Morrow & Co., who will help us solicit proxies, of $9,500, plus expenses. We will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact.

Your Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best, unless you withhold authority to do so in the proxy card.

Shareholder Proposals for 2010 Annual Meeting	Any shareholder who intends to present a proposal at the 2010 annual meeting of shareholders and who requests inclusion of the proposal in CenterPoint Energy’s 2010 proxy statement and form of proxy in accordance with applicable rules of the Securities and Exchange Commission must file such proposal with us by November 13, 2009.

Our bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2010 annual meeting, the required notice must be received by our Corporate Secretary between October 25, 2009 and January 23, 2010. The bylaws require that the proposal must constitute a proper subject to be brought before the meeting and that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent’s status as a shareholder and the number of shares held and a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal as well as other procedural requirements. If the proposal is for an amendment of the bylaws, the notice must also include the text of the proposal and be accompanied by an opinion of counsel to the effect the proposal would not conflict with our Restated Articles of Incorporation or Texas law. A copy of the bylaws describing the requirements for notice of shareholder proposals may be obtained by writing Mr. Scott E. Rozzell, Corporate Secretary, at our address shown above.

Director Nominations for 2010 Annual Meeting

Our bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to our Corporate Secretary identifying any other person making such nomination with the shareholder and providing proof of shareholder status. This notice must be received at our principal executive offices between October 25, 2009 and January 23, 2010. The shareholder must also provide the documentation and information about the nominee required by our bylaws, including information about the nominee that would be required to be disclosed in the proxy statement. CenterPoint Energy is not required to include any shareholder proposed nominee in the proxy statement. You may obtain a copy of the bylaws describing the requirements for nomination of director candidates by shareholders by writing Mr. Scott E. Rozzell, Corporate Secretary, at our address shown above.

Section 16(a) Beneficial Ownership Reporting Compliance	Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. We believe that during the fiscal year ended December 31, 2008, our officers and directors complied with these filing requirements.

Householding of Annual Meeting Materials	In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (“street-name shareholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at (888) 468-3020. Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.

Annual Report to Shareholders	The Annual Report to Shareholders, which includes a copy of our annual report on Form 10-K containing our consolidated financial statements for the year ended December 31, 2008, accompanies the proxy material being mailed to all shareholders. The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,

Milton Carroll	David M. McClanahan
Chairman of the Board	President and Chief Executive Officer

March 13, 2009

Appendix A

CENTERPOINT ENERGY, INC.

2009 LONG TERM INCENTIVE PLAN

1. PLAN. This CenterPoint Energy, Inc. 2009 Long Term Incentive Plan (the “Plan”) adopted by CenterPoint Energy, Inc. (the “Company”).

2. OBJECTIVES. The purpose of this Plan is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of awards to officers and employees. Such awards will give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company’s continued success and progress, and recognize outstanding performances and individual contributions. This Plan will also enable the Company and its Subsidiaries to attract and retain such officers and employees.

3. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chief Executive Officer of the Company (or any other senior officer of the Company to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means any Option, SAR, Stock Award, Restricted Stock Unit Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written or electronic agreement setting forth the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

A “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(a) 30% Ownership Change: Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

(b) Board Majority Change: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

(c) Major Mergers and Acquisitions: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then Outstanding shares of Voting Stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

(d) Major Asset Dispositions: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then Outstanding Voting Stock of the Company (if it continues to exist) and more than 70% of the then outstanding shares of voting stock of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the Board (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.

For purposes of the foregoing,

(1) the term “beneficial owner” is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

(2) the term “Business Combination” means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

(3) the term “election contest” is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;

(4) the term “group” is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;

(5) the term “Incumbent Director” means a director of the Company (x) who was a director of the Company on January 1, 2009 or (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

(6) the term “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its Subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors;

(7) the term “Outstanding Voting Stock” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

(8) the term “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company’s assets either directly or through one or more Subsidiaries; and

(9) the term “Person” means an individual, entity or group.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan; provided, however, that each member of the Committee shall be (i) a non-employee director under Rule 16b-3 of the Exchange Act, (ii) an outside director within the meaning of Section 162(m) of the Code, and (iii) an independent director under the applicable rules of the principal national securities exchange on which the Common Stock is listed.

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” means CenterPoint Energy, Inc., a Texas corporation.

“Dividend Equivalents” means, with respect to Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock granted in the Award.

“Effective Date” means April 23, 2009, the date the shareholders of the Company approved the Plan.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the date immediately preceding the date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the date immediately preceding the date on which such quotations shall be available, as reported by an inter-dealer quotation system, (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (iv) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Prior Plan” means the Long-Term Incentive Plan of CenterPoint Energy, Inc., as amended and restated effective May 1, 2004, and as thereafter amended.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock, including an award of Restricted Stock.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

“Substituted Awards” has the meaning provided in paragraph 5(b).

4. ELIGIBILITY. All Employees are eligible for the grant of Awards under this Plan. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be granted Awards under the Plan.

5. COMMON STOCK AVAILABLE FOR AWARDS.

(a) Subject to the provisions of paragraph 14 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan, plus the number of shares of Common Stock covered by or subject to Awards under the Plan then outstanding (after giving effect to the grant of the Award in question), to exceed the aggregate of (1) 10,800,000 shares of Common Stock and (2) the number of shares of Common Stock under the Prior Plan that are available for grants of awards under the Prior Plan (but have not been so granted) as of the Effective Date; provided, however, that no more than 1,000,000 shares of Common Stock shall be available for Incentive Stock Options. From and after the Effective Date, no further awards shall be made under the Prior Plan.

(b) The number of shares of Common Stock that are subject to Awards under this Plan or awards under the Prior Plan outstanding as of the Effective Date that (1) are forfeited, terminated or expire unexercised, (2) are settled in cash in lieu of shares of Common Stock, or (3) are not actually issued due to (i) net settlement of an Award or (ii) the Company’s tax withholding obligations with respect to an Award, in each case, shall again immediately become available for Awards hereunder. Notwithstanding any provision hereof to the contrary, the number of shares of Common Stock reserved for issuance shall not be reduced by (x) any shares of Common Stock tendered in connection with the purchase of shares of Common Stock upon the exercise of an Option as described in paragraph 10, (y) shares of Common Stock delivered under the Plan in settlement of an Award issued or made upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity (“Substituted Awards”). Shares of Common Stock subject to an Award issued or made as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for issuance or delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the shareholder approval requirements of the applicable securities exchange for equity compensation plans applies. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. ADMINISTRATION.

(a) This Plan shall be administered by the Committee except as otherwise provided herein.

(b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to paragraph 6(d) hereof, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(d) The terms of outstanding Awards may not be amended without the approval of the Company’s shareholders to reduce the Grant Price of any outstanding Options or SARs or to cancel any outstanding Options or SARs in exchange for cash or other Awards, or Options or SARs with a Grant Price that is less than the Grant Price of the original Options or SARs.

7. DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and other senior officers of the Company and to a subcommittee its duties under this Plan pursuant to such conditions or limitations as the Committee may establish with respect to Awards; provided, however, that, (i) such delegation is in compliance with the applicable rules of the principal national securities exchange on which the Common Stock is listed and (ii) the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8. AWARDS.

(a) Each Award shall be evidenced in such communications as the Committee deems appropriate, including in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. An Award Agreement or any other agreement between the Participant and the Company may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement or in any other agreement between the Participant and the Company that, if within the time period specified in the Award Agreement or such other agreement, the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

(b) Awards may consist of those listed in this paragraph 8(b) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award shall be subject to conditions established by the Committee. Upon the death, disability or termination of employment by a Participant, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

(i) Option. An Award may be in the form of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. Except with respect to Substituted Awards, the Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of the Option shall extend no more than 10 years after the Grant Date. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Rights. An Award may be in the form of an SAR. The Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock on the Grant Date; provided, however, that the Grant Price may be less than Fair Market Value (1) with respect to Substituted Awards and (2) with respect to a tandem SAR that is granted subsequent to the related Option if such Grant Price is equal to the Grant Price of the related Option. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Award may be in the form of a Stock Award, which may include Restricted Stock. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

(iv) Restricted Stock Unit Award. An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to any Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, shall be determined by the Committee.

(v) Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(vi) Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion that may be exercised.

(A) Nonqualified Performance Award. Performance Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Award. Performance Awards under the Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards under this clause (B), it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(c) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Awards made hereunder:

(i) no Participant may be granted, during any one calendar year, Awards consisting of Options or SARs that are exercisable for more than 1,000,000 shares of Common Stock;

(ii) no Participant may be granted, during any one calendar year, Stock Awards or Restricted Stock Unit Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iii) no Participant may be granted Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Awards identified in clauses (i) and/or (ii) above) in respect of any one calendar year having a value determined on the Grant Date in excess of $8,000,000.

9. PAYMENT OF AWARDS.

(a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, such shares shall be registered in the name of the Participant as of the Grant Date (subject to any required payment by the Participant) and the applicable Award Agreement relating to such shares shall specify whether such shares are to be delivered (physically or in book-entry) to the Participant at the beginning or end of the Restriction Period. If the shares of Restricted Stock are to be delivered at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. With respect to Restricted Stock Unit Awards, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b) Dividends and Dividend Equivalents. Rights to (a) dividends will be extended to and made part of any Stock Award and (b) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish.

10. OPTION EXERCISE. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise). Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph 10.

11. TAXES. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for payment of required withholding taxes must equal no more than the required minimum withholding taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed.

13. ASSIGNABILITY.

(a) Except as otherwise provided in this paragraph 13, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 13 shall be null and void.

(b) Subject to approval by the Committee in its sole discretion, all or a portion of the Awards granted to a Participant under the Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the spouse, parent, brother, sister, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests; provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

(c) The foregoing paragraphs 13(a) and 13(b) notwithstanding, an Option granted under this Plan to an Employee shall become transferable by such Employee upon or after his or her termination of employment with the Company, to the extent the Option is vested and exercisable at the time of such transfer, if (i) the former Employee assumes an office or position with a federal, state or local government or agency or instrumentality thereof (whether by employment, appointment or election, and whether legislative, executive, judicial or administrative) and (ii) following written request to the Committee identifying the office or position and the basis for the requested determination, the Committee determines, in its sole discretion, that by reason of the former Employee’s holding of such office or position, the holding of such Option, the exercise thereof or the acquisition, holding or voting of the Common Stock issuable upon exercise thereof is, or is likely to, (x) be prohibited or restricted by law, regulation or order, or (y) give rise to or result in an actual or potential conflict of interest, disqualification or similar impediment in or to the exercise of the duties and responsibilities or such office or position.

14. ADJUSTMENTS.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards.

(c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the Fair Market Value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the Grant Price of such Award.

(d) No adjustment or substitution pursuant to this paragraph 14 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

15. RESTRICTIONS. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

16. UNFUNDED PLAN. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

17. AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of the Plan, the Committee may, without amending the Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (b) grant Awards to such Participants in accordance with those rules.

18. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

19. RIGHT TO CONTINUED SERVICE OR EMPLOYMENT. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Subsidiaries.

20. SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

21. SECTION 409A OF THE CODE. It is intended that any Awards under the Plan that are subject to Section 409A of the Code satisfy the requirements of Section 409A of the Code and related regulations and Internal Revenue Service and Department of Treasury pronouncements to avoid imposition of applicable taxes thereunder. Thus, notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and Internal Revenue Service and Department of Treasury pronouncements, that Plan provision or Award will be reformed to the extent permissible under Section 409A of the Code with the intent to avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award.

22. EFFECTIVENESS. The Plan was approved by the Board on February 19, 2009, and by the shareholders of the Company at its annual meeting on April 23, 2009.

CENTERPOINT ENERGY, INC. C/O INVESTOR SERVICES P.O. BOX 4505 HOUSTON, TX 77210-4505

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CenterPoint Energy, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CenterPoint Energy, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CNTRP1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CENTERPOINT ENERGY, INC.

Vote on Directors

1. Election of nominees for directors.
		For	Against	Abstain	Vote on Proposals		For	Against	Abstain
The nominees for directors are:
	1a. Derrill Cody	☐	☐	☐	2. Ratify the appointment of Deloitte & Touche LLP as independent auditors for 2009.		☐	☐	☐
	1b. Michael P. Johnson	☐	☐	☐	3. Approve the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.		☐	☐	☐
	1c. David M. McClanahan	☐	☐	☐
	1d. Robert T. O’Connell	☐	☐	☐
	1e. Susan O. Rheney	☐	☐	☐
	1f. Michael E. Shannon	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐			Yes	No
					Withhold granting of discretionary authority to vote on any other matters that may properly come before the annual meeting.		☐	☐
Note: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.					Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET
CENTERPOINT ENERGY, INC.
2009 ANNUAL MEETING OF SHAREHOLDERS Thursday, April 23, 2009 9:00 a.m. Central Time
Auditorium 1111 Louisiana Street Houston, Texas 77002

This admission ticket admits only the named shareholder.

Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 23, 2009.

The proxy statement and annual report to shareholders are

available at: ww3.ics.adp.com/streetlink/cnp.

CNTRP2

CENTERPOINT ENERGY, INC.

2009 Annual Meeting of Shareholders

Proxy - Common Stock

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott E. Rozzell and Richard B. Dauphin, or either of them, as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Thursday, April 23, 2009, at 9:00 a.m. in the auditorium of 1111 Louisiana Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting, unless such discretionary authority is withheld.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date on the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary, the shares represented will be voted in accordance with the Board’s recommendation.

The nominees for directors are Derrill Cody, Michael P. Johnson, David M. McClanahan, Robert T. O’Connell, Susan O. Rheney, and Michael E. Shannon. The terms for directors will expire in 2010. The Board of Directors recommends a vote FOR the nominees for directors, FOR the appointment of Deloitte & Touche LLP as independent auditors for 2009, and FOR approval of the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CENTERPOINT ENERGY, INC. C/O INVESTOR SERVICES P.O. BOX 4505 HOUSTON, TX 77210-4505

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 20, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CenterPoint Energy, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 20, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CenterPoint Energy, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CNTRP3	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CENTERPOINT ENERGY, INC.

Vote on Directors
1. Election of nominees for directors.
The nominees for directors are:		For	Against	Abstain	Vote on Proposals		For	Against	Abstain
1a. Derrill Cody		☐	☐	☐	2.	Ratify the appointment of Deloitte & Touche LLP as independent auditors for 2009.	☐	☐	☐
1b. Michael P. Johnson		☐	☐	☐	3.	Approve the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.	☐	☐	☐
1c. David M. McClanahan		☐	☐	☐
1d. Robert T. O’Connell		☐	☐	☐
1e. Susan O. Rheney		☐	☐	☐
1f. Michael E. Shannon		☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐			Yes	No
					Withhold granting of discretionary authority to vote on any other matters that may properly come before the annual meeting.		☐	☐
					Please indicate if you plan to attend this meeting.		☐	☐
Note: Please sign exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 23, 2009.

The proxy statement and annual report to shareholders are

available at: ww3.ics.adp.com/streetlink/cnp.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Company, Trustee of the Reliant Energy, Inc. Savings Plan, Reliant Energy, Inc. Union Savings Plan and STP Nuclear Operating Company Savings Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on April 20, 2009 Vanguard Fiduciary Company, as Trustee, will vote the shares held in the plans in the same proportion as votes received from other participants in the plans.

CNTRP4

CENTERPOINT ENERGY, INC.

2009 Annual Meeting of Shareholders

Voting Directions to Trustee - Common Stock

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Vanguard Fiduciary Company, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Thursday, April 23, 2009, at 9:00 a.m. in the auditorium of 1111 Louisiana Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting, unless such discretionary authority is withheld.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date on the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary, the shares represented will be voted in accordance with the Board’s recommendation.

The nominees for directors are Derrill Cody, Michael P. Johnson, David M. McClanahan, Robert T. O’Connell, Susan O. Rheney, and Michael E. Shannon. The terms for directors will expire in 2010. The Board of Directors recommends a vote FOR the nominees for directors, FOR the appointment of Deloitte & Touche LLP as independent auditors for 2009, and FOR approval of the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CENTERPOINT ENERGY, INC. C/O INVESTOR SERVICES

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 20, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

P.O. BOX 4505 HOUSTON, TX 77210-4505

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by CenterPoint Energy, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 20, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CenterPoint Energy, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CNTRP5	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CENTERPOINT ENERGY, INC.

Vote on Directors
1. Election of nominees for directors.
		For	Against	Abstain	Vote on Proposals	For	Against	Abstain
The nominees for directors are:
1a. Derrill Cody		☐	☐	☐	2. Ratify the appointment of Deloitte & Touche LLP as independent auditors for 2009.	☐	☐	☐
1b. Michael P. Johnson		☐	☐	☐
1c. David M. McClanahan		☐	☐	☐	3. Approve the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.	☐	☐	☐
1d. Robert T. O’Connell		☐	☐	☐
1e. Susan O. Rheney		☐	☐	☐
1f. Michael E. Shannon		☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐		Yes	No
					Withhold granting of discretionary authority to vote on any other matters that may properly come before the annual meeting.	☐	☐
					Please indicate if you plan to attend this meeting.	☐	☐
Note: Please sign exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 23, 2009.

The proxy statement and annual report to shareholders are

available at: ww3.ics.adp.com/streetlink/cnp.

This proxy covers all shares for which the undersigned has the right to give voting instructions to The Northern Trust Company, Trusee of the CenterPoint Energy Savings Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on April 20, 2009 The Northern Trust Company, as Trustee, will vote the shares held in the plan in the same proportion as votes received from other participants in the plan.

CNTRP6

CENTERPOINT ENERGY, INC.

2009 Annual Meeting of Shareholders

Voting Directions to Trustee - Common Stock

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints The Northern Trust Company, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Thursday, April 23, 2009, at 9:00 a.m. in the auditorium of 1111 Louisiana Street, Houston, Texas, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting, unless such discretionary authority is withheld.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date on the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary, the shares represented will be voted in accordance with the Board’s recommendation.

The nominees for directors are Derrill Cody, Michael P. Johnson, David M. McClanahan, Robert T. O’Connell, Susan O. Rheney, and Michael E. Shannon. The terms for directors will expire in 2010. The Board of Directors recommends a vote FOR the nominees for directors, FOR the appointment of Deloitte & Touche LLP as independent auditors for 2009, and FOR approval of the CenterPoint Energy, Inc. 2009 Long Term Incentive Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)